Exhibit 4.1

EXECUTION VERSION

GREEN PLAINS RENEWABLE ENERGY, INC.

AS ISSUER

5.75% CONVERTIBLE SENIOR NOTES DUE 2015

INDENTURE

DATED AS OF NOVEMBER 3, 2010

WILMINGTON TRUST FSB

AS TRUSTEE

i

INDENTURE, dated as of November 3, 2010, between Green Plains Renewable Energy, Inc., an Iowa corporation (“Company”), and Wilmington Trust FSB, a federal savings bank, as trustee (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 5.75% Convertible Senior Notes due 2015:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal, state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the place of payment is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interests in (however designated), the equity of such Person, but excluding any debt securities convertible into such equity.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the shares of the common stock of the Company, par value $0.001 per share, or any other shares of Capital Stock of the Company into which such shares of common stock will be reclassified or changed.

“Company” means the party named as such in the first paragraph of this Indenture until a successor or assignee replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assignee.

“Company Order” means a written request or order signed in the name of the Company by any Officer.

“Conversion Price” means, at any time, (i) $1,000 divided by (ii) the Conversion Rate in effect at such time.

“Conversion Rate” means, initially, 69.7788 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided herein.

“Corporate Trust Office” means the corporate trust office of the Trustee at which the trust created by this Indenture will be administered, which office, as of the Issue Date, is located at Wilmington Trust FSB, Corporate Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Green Plains Renewable Energy Administrator, and may later be located at such other address in the borough of Manhattan, the City of New York, New York, as the Trustee, upon delivering notice to the Holders, the Paying Agent, the Conversion Agent, the Registrar and the Company, designates.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Notes” means Notes that are in registered definitive form.

“Depositary” means DTC; provided that the Company may at any time, upon delivering notice to the Holders, the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent, appoint a successor to DTC.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Free Trade Date” means the date that is one year after the Last Original Issue Date.

“Freely Tradable” means, with respect to any Notes or shares of the Common Stock issuable upon conversion of the Notes, that such Notes or such shares of Common Stock (i) are eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise by a Person that is not an affiliate (as defined in Rule 144) of the Company and that has not been an affiliate (as defined in Rule 144) of the Company during the immediately preceding three month period without any volume or manner of sale restrictions under the Securities Act and, (ii) on and after the Free Trade Date, (A) in the case of the Notes, do not bear the Restricted Notes Legend and, in the case of shares of the Common Stock, do not bear the Restricted Stock Legend, and (B) with respect to Global Notes only, are identified by an unrestricted CUSIP number in the facilities of the applicable depositary.

“Fundamental Change” means an event that will be deemed to occur if any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries, and the Company and its Subsidiaries’ employee benefit plans, has become the direct or indirect “beneficial owner” of shares of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

(ii) the consummation of:

(A) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person; or

(B) any transaction or series of related transactions in connection with which (whether by means of exchange, liquidation, consolidation, merger, combination, reclassification, recapitalization, acquisition or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, other property, assets or cash, but excluding any merger, consolidation, share exchange or acquisition of the Company with or by another person pursuant to which the persons that beneficially owned, directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s Voting Stock representing more than 50% of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving, continuing or acquiring corporation in substantially the same proportions as immediately prior to such transaction;

(iii) Continuing Directors cease to constitute at least a majority of the Board of Directors;

(iv) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(v) the Common Stock (or other common stock or depositary shares or receipts in respect thereof into which the Notes are then convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors).

A transaction or event described in clause (ii) above will not constitute a Fundamental Change, however, if 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares or dissenters rights in connection with the transaction or transactions, consists of shares of common stock traded on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors) or which will be so traded or quoted when issued or exchanged in connection with such transaction or event and as a result of such transaction or event, the Notes become convertible or exchangeable into, or based on, such consideration as described in Section 10.08 hereof. For the purposes of this definition of “Fundamental Change,” any transaction or event that constitutes a Fundamental Change under both clause (i) and clause (ii) above will be deemed to constitute a Fundamental Change solely under clause (ii) of this definition of “Fundamental Change.”

For the purposes of this definition of “Fundamental Change,”

(i) “Continuing Director” means a director who either was a member of the Board of Directors on the date of the Preliminary Offering Memorandum or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the holders of the Common Stock is duly approved by a majority of the continuing directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director; and

(ii) whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Global Note” means a permanent global note that is in the form of the Note attached hereto as Exhibit A and that is registered in the name of the Depositary or the nominee of the Depositary and deposited with the Depositary, the nominee of the Depositary or a custodian appointed by the Depositary or the nominee of the Depositary.

“Global Notes Legend” means the legend set forth as such in Exhibit A hereto.

“Holder” or “Holders” means a Person or Persons in whose name a Note is registered in the Register.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Issue Date” means November 3, 2010.

“Last Original Issue Date” means the last date of original issuance of the Notes, including the last date of issuance of any additional Notes that the Initial Purchasers purchase pursuant to their option to purchase additional Notes set forth in Section 3 of the Purchase Agreement, which date, for the avoidance of doubt, is November 3, 2010.

“Last Reported Sale Price” of the Common Stock (or any other security for which a Last Reported Sale Price must be determined) on any Trading Day means the closing sale price per share of the Common Stock (or such other security) (or, if no closing sale price is reported, the average of the last bid price and the last ask price or, if more than one in either case, the average of the average last bid price and the average last ask price) on that Trading Day as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a United States national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” of the Common Stock (or such other security) will be the last quoted bid price per share of the Common Stock (or such other security) in the over-the-counter market on the relevant Trading Day as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid price and the last ask price per share of the Common Stock (or such other security) on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. Notwithstanding the foregoing, if the Last Reported Sale Price must be determined on any Trading Day for a Unit of Reference Property, the Last Reported Sale Price on such Trading Day for such Unit of Reference Property will be determined in good faith by the Board of Directors.

“Notes” means any of the Company’s 5.75% Convertible Senior Notes due 2015 issued under this Indenture.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 12.03 and 12.04 hereof, signed in the name of the Company by any two Officers, and delivered to the Trustee; provided, that, if such certificate is given pursuant to Section 4.05 hereof, (i) one of the Officers signing such certificate must be the principal financial or accounting Officer of the Company and (ii) such certificate need not contain the information specified in Sections 12.03 and 12.04 hereof.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 12.03 and 12.04 hereof, from legal counsel. The counsel may be an employee of, or counsel to, the Company who is reasonably satisfactory to the Trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Preliminary Offering Memorandum” means the Preliminary Offering Memorandum relating to the offering of the Notes dated October 25, 2010.

“Pricing Termsheet” means the Pricing Termsheet attached to the Purchase Agreement as Schedule II thereto.

“Purchase Agreement” means the purchase agreement, dated October 28, 2010, between the Company and Jefferies & Company, Inc. and Credit Suisse Securities (USA) LLC,

as representatives of the several Initial Purchasers listed in Schedule I thereto (the “Initial Purchasers”).

“Restricted Notes Legend” means a legend in the form set forth in Exhibit A hereto, or any other similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit C hereto or any other similar legend indicating the restricted status of the Common Stock under Rule 144.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

“Stock Price” means, for any Make-Whole Fundamental Change, (i) if the holders of the Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is of the type described in clause (ii) of the definition of Fundamental Change, the amount of cash paid per share of the Common Stock in such Make-Whole Fundamental Change, and (ii) otherwise, the average of the Last Reported Sales Price of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Make-Whole Fundamental Change Effective Date for such Make-Whole Fundamental Change.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“TIA” means the Trust Indenture Act of 1939 as in effect on the Issue Date; provided, however, that if the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Transfer Agent” means, initially Computershare Investor Services LLC, in its capacity as the transfer agent for the transfer agent for the Common Stock, and any successor entity acting in such capacity.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Market or, if the Common Stock is not then listed on The NASDAQ Global Market (or the Last Reported Sale Price must be determined for another security), on the principal other United States national or regional securities exchange on which the Common

Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded, and (ii) a Last Reported Sale Price of the Common Stock (or such other security) is available on such securities exchange or market. If the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Transfer” means, with respect to any Restricted Note or share of Common Stock that bears, or is required to bear, the Restricted Stock Legend, any sale, pledge, transfer, loan, hypothecation or other disposition of such Restricted Note or share of Common Stock, as the case may be.

“Trust Officer” means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence will likewise apply to any such subsequent successor or successors.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect on the Issue Date.

“Unit of Reference Property” means the amount and kind of Reference Property that a holder of one share of the Common Stock would receive in a Merger Event; provided, however, that if, in any Merger Event, the holders of the Common Stock may exchange each of their shares of Common Stock for more than one amount and kind of Reference Property and may elect which amounts and kinds of Reference Property they receive, a Unit of Reference Property will consist of the weighted average of the amounts and kinds of Reference Property received by holders of the Common Stock that affirmatively make such election.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes will have or might have voting power by reason of the happening of any contingency).

Section 1.02 Other Definitions.

Term Section:	Defined in:
“Act”	1.05
“Additional Interest”	4.04(a)
“Additional Shares”	10.07(a)
“Agent Members”	2.02(c)
“Clause A Distribution”	10.05(c)
“Clause B Distribution”	10.05(c)
“Clause C Distribution”	10.05(c)
“Conversion Agent”	2.06(a)
“Conversion Date”	10.02(a)
“Conversion Notice”	10.02(a)
“Defaulted Amount”	2.04(d)
“Default Interest”	2.04(d)
“Effective Date”	10.05(l)
“Event of Default”	6.01(a)
“Ex-Dividend Date”	10.05(l)
“Extension Fee”	6.04(a)
“Fundamental Change Notice”	3.02(a)
“Fundamental Change Notice Date”	3.02(a)
“Fundamental Change Repurchase Date”	3.01(c)
“Fundamental Change Repurchase Notice”	3.03(a)
“Fundamental Change Repurchase Price”	3.01(b)
“Interest Payment Date”	2.04(a)
“Make-Whole Fundamental Change”	10.07(a)
“Make-Whole Fundamental Change Effective Date”	10.07(b)
“Maturity Date”	2.04(a)
“Merger Event”	10.08(a)
“Merger Successor Corporation”	10.08(a)
“Multi-Clause Distribution”	10.05(c)
“Paying Agent”	2.06(a)
“Redemption Date”	11.02(c)
“Redemption Notice”	11.03
“Redemption Notice Date”	11.03
“Redemption Price”	11.02(b)
“Reference Property”	10.08(a)
“Register”	2.06(a)
“Registrar”	2.06(a)
“Regular Record Date”	2.04(a)
“Reorganization Event”	5.01
“Reorganization Successor Corporation”	5.01(a)
“Reporting Event of Default”	6.04(a)
“Restricted Note”	2.10(a)
“Special Regular Record Date”	2.04(d)

Term Section:	Defined in:
“Spin-Off”	10.05(c)
“Temporary Notes”	2.12
“Valuation Period”	10.05(c)

Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04 Rules of Construction.

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it and will be construed in accordance with U.S. generally accepted accounting principles;

(3) “or” is not exclusive;

(4) “including” means including, without limitation;

(5) words in the singular include the plural, and words in the plural include the singular;

(6) all references to $, dollars, cash payments or money refer to United States currency; and

(7) unless the context requires otherwise, all references to interest on the Notes (a) will include any Additional Interest payable pursuant to Section 4.04 hereof and any Extension Fee payable pursuant to Section 6.04 hereof, (b) but, for the avoidance of doubt, will not include any Default Interest payable on a Defaulted Amount pursuant to the terms of Section 2.04 hereof.

Section 1.05 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action will become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit will also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note will bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company, the Paying Agent, the Conversion Agent or the Registrar in reliance thereon, whether or not notation of such action is made upon such Note.

If the Company will solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company will have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date will be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes will be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date will be deemed effective unless it will become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE NOTES

Section 2.01 Designation, Amount and Issuance of Notes.

(a) The Notes will be designated as “5.75% Convertible Senior Notes due 2015.” The aggregate principal amount of Notes that initially may be authenticated and delivered under this Indenture is limited to $90,000,000. From time to time, the Company may issue and execute, and the Trustee may authenticate, Notes delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.09, 2.11, 2.12, 3.06 and 10.02 hereof. In addition, the Company may issue an unlimited aggregate principal amount of additional Notes in accordance with clause (b) of this Section 2.01.

(b) Without the consent of any Holder, and notwithstanding anything to the contrary in Sections 2.01(a) or 2.05 hereof, the Company may increase the aggregate principal amount of the Notes issued under this Indenture by reopening this Indenture and issuing additional Notes with the same terms and the same CUSIP number as the initial Notes, which Notes will be considered to be part of the same series of Notes as those initially issued hereunder; provided, that the Company may not issue such additional Notes unless, for U.S. federal income tax purposes, such additional Notes will be part of the same issue as the initial Notes. Prior to issuing any such additional Notes, the Company will deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, which Officers’ Certificate and Opinion of Counsel will address any matters required to be addressed under Section 12.04 hereof.

Section 2.02 Form of Notes

(a) General. The Notes will be substantially in the form of Exhibit A hereto, but may include any notations, legends or endorsements required by any applicable law (or regulation promulgated thereunder), stock exchange rule or usage, or any insertions, omissions or other variations otherwise permitted or required by this Indenture. Whenever any such notation, legend or endorsement, or any such insertion, omission or other variation is applicable to a Note, the Company will provide such notation, legend or endorsement, or such insertion, omission or other variation to the Trustee in writing.

Each Note will bear a Trustee’s certificate of authentication substantially in the form set forth in Exhibit A hereto.

Notes that are Global Notes will bear the Global Notes Legend and the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

Notes that are Restricted Notes will bear the Restricted Notes Legend.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and control.

(b) Initial and Subsequent Notes. The Notes initially will be issued in global form, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary. Except to the extent provided in Section 2.09(c) hereof, all Notes will be represented by one or more Global Notes.

(c) Global Notes. Each Global Note will represent the aggregate principal amount of then outstanding Notes endorsed thereon and provide that it represents such aggregate principal amount of then outstanding Notes, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions, redemptions or repurchases by the Company.

Only the Trustee, or the custodian holding such Global Note for the Depositary, at the direction of the Trustee, may endorse a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of then outstanding Notes represented thereby, and whenever the Holder of a Global Note delivers instructions to the Trustee to increase or decrease the aggregate principal amount of then outstanding Notes represented by a Global Note in accordance with Section 2.09 hereof, the Trustee, or the custodian holding such Global Note for the Depositary, at the direction of the Trustee, will endorse such Global Note to reflect such increase or decrease in the aggregate principal amount of then outstanding Notes represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to, or payments made on account of, the ownership of any beneficial interest in a Global Note or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Neither any member of, or participant in, the Depositary (collectively, the “Agent Members”) nor any other Person on whose behalf an Agent Member may act will have any rights under this Indenture with respect to any Global Note or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee, may, for all purposes, treat the Depositary, or its nominee, if any, as the absolute owner and Holder of such Global Note.

The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that Holders are entitled to take under this Indenture or the Notes, and, notwithstanding the foregoing, nothing herein will prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any interest in any Note.

Section 2.03 Denomination of Notes. The Notes will be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

Section 2.04 Payments

(a) General.

(i) Payment at Maturity. Unless earlier paid or deemed paid pursuant to any of Sections 3.05, 10.03 or 11.06 hereof, the Notes will mature on November 1, 2015 (the “Maturity Date”) and, on the Maturity Date, the Company will pay each Holder of Notes $1,000 in cash for each $1,000 principal amount of Notes held, together with accrued and unpaid interest to, but not including, the Maturity Date on such Notes.

(ii) Payment of Interest. Each Note will accrue interest at a rate equal to 5.75% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date until, subject to the provisions of clause (d) of this Section 2.04, the date the principal amount of such Note is paid or deemed paid, as the case may be, pursuant to clause (i) of this Section 2.04(a) or any of Sections 3.05, 10.03 or 11.06 hereof.

Interest will be payable semi-annually in arrears on May 1 and November 1 of each year (each, an “Interest Payment Date”), beginning May 1, 2011, to the Holder of each such Note as of the Close of Business on the April 15 or October 15, as the case may be, immediately preceding the applicable Interest Payment Date (each such date, a “Regular Record Date”), regardless of whether such Note is converted, repurchased or redeemed after such Regular Record Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(iii) Method of Payment. The Company will pay the principal of, the Fundamental Change Repurchase Price or the Redemption Price for, and the interest on, any Global Note to the Depositary by wire transfer of immediately available funds on the relevant payment date.

The Company will pay the principal of, the Fundamental Change Repurchase Price or Redemption Price for, and any interest due on the Maturity Date on, any Definitive Note in cash to the applicable Holder of such Note at the office of the Paying Agent on the relevant payment date.

The Company will pay interest on any Definitive Note (except interest due on the Maturity Date) to the applicable Holder of such Note (i) if such Holder holds $5,000,000 or less aggregate principal amount of Notes, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $5,000,000 aggregate principal amount of Notes, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

(b) Interest Rights Preserved. Subject to the provisions of Section 2.04(d) hereof, and, to the extent applicable, Sections 2.09 and 2.11 hereof, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note will carry any rights to the payment and accrual of interest that were carried by the relevant surrendered Note, Notes, or portion(s) thereof.

(c) Additional Interest; Extension Fee. Pursuant to Section 4.04 hereof, in certain circumstances, Additional Interest will accrue on the Notes. Pursuant to Section 6.05 hereof, in certain circumstances, the Company may, at its election, be obligated to pay Holders the Extension Fee. Unless the context requires otherwise, all references in this Indenture to interest on the Notes will include such Additional Interest and Extension Fee, but will not include any Default Interest payable pursuant to Section 2.04(d) hereof.

(d) Defaulted Amounts. Whenever any amount payable on a Note (including, the principal of, the Fundamental Change Repurchase Price or Redemption Price for, and interest on, such Note) has become due and payable, but the Company fails to punctually pay or duly provide for such amount (any such amount, a “Defaulted Amount”), such Defaulted Amount will forthwith cease to be payable to the Holder of such Note on the relevant payment date by virtue of its having been due such payment on such payment date, but will instead, to the extent permitted under applicable law, accrue interest (“Default Interest”) at a rate equal to 6.75% per annum from, and including, such payment date and to, but excluding, the date on which such Defaulted Amount is paid by the Company in accordance with either clause (i) or (ii) below.

(i) The Company may elect to pay any Defaulted Amount and Default Interest on such Defaulted Amount to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the Close of Business on a special record date for the payment of such Defaulted Amount and Default Interest (a “Special Regular Record Date”) fixed in accordance with the following procedures:

(A) At least 30 days before the date on which the Company proposes to pay such Defaulted Amounts and Default Interest thereon, the Company will deliver to the Trustee written notice of (I) the proposed payment date for such Defaulted Amounts and Default Interest thereon and (II) the aggregate amount of such Defaulted Amounts and Default Interest thereon.

(B) Simultaneously with delivering such notice to the Trustee, the Company will either (I) deposit with the Trustee an amount of money, in immediately available funds, equal to the aggregate amount of such Defaulted Amounts and Default Interest thereon, or (II) take other actions that the Trustee deems reasonably satisfactory to ensure that an amount of money, in immediately available funds, equal to the aggregate of such Defaulted Amounts and Default Interest thereon will be deposited with the Trustee by 10:00 a.m., New York City time, on the day that is five Business Days prior to the proposed payment date, and in either case, upon receipt of such money, the Trustee will hold such money in trust for the benefit of the Persons entitled to such Defaulted Amounts and Default Interest pursuant to this Section 2.04(d)(i).

(C) Upon (i) receipt of such notice and (ii) the Company’s depositing such money or taking such other actions reasonably satisfactory to the Trustee, the Company will promptly fix a Special Regular Record Date for the payment of such Defaulted Amounts and Default Interest thereon, which Special Regular Record Date will be not more than 15 calendar days and not less than 10 days prior to the proposed payment date, and notify the Trustee of the Special Regular Record Date. The Trustee will then, in the name and at the expense of the Company, deliver notice to each Holder specifying such Special Regular Record Date and the date on which such Defaulted Amounts and Default Interest thereon will be paid by the Company.

(D) After such notice has been delivered by the Trustee, such Defaulted Amounts and Default Interest thereon will be paid to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the Close of Business on the Special Regular Record Date specified in such notice and such Defaulted Amounts and Default Interest thereon will no longer be payable pursuant to the following clause (ii) of this Section 2.04(d)(i).

(ii) The Company may pay any Defaulted Amounts and Default Interest on such Defaulted Amounts in any other lawful manner that is not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes are then listed (or, if applicable, have been listed) or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment will be deemed practicable by the Trustee.

Section 2.05 Execution and Authentication

(a) In General. A Note will be valid only if executed by the Company and authenticated by the Trustee.

(b) Execution. A Note will be deemed to have been executed by the Company when an Officer signs such Note on behalf of the Company. The Officer’s signature may be manual or facsimile, and the validity of such Officer’s signature will not turn on whether such signatory remains an Officer at the time the Trustee authenticates such Note.

(c) Authentication. A Note will be deemed authenticated when an authorized signatory of the Trustee manually signs the certificate of authentication on such Note. An authorized signatory of the Trustee will manually sign the certificate of authentication on a Note only if (i) the Company delivers such Note to the Trustee, (ii) such Note is validly executed by the Company in accordance with Section 2.05(b) hereof, and (iii) the Company delivers, before or with such Note, a Company Order setting forth (A) a request that the Trustee authenticate such Note; (B) the principal amount of such Note; (C) the name of the Holder of such Note, (D) the date on which such Note is to be authenticated; and (E) any insertions, omissions or other variations, notations, legends or endorsements permitted under Section 2.02 hereof and applicable to such Note. If the Company Order also specifies that the Trustee must deliver such

Note to the Holder or the Depositary, the Trustee will promptly deliver such Note in accordance with such Company Order.

The Trustee may appoint an authenticating agent. If the Trustee appoints an authenticating agent and such authenticating agent is reasonably acceptable to the Company, such authenticating agent may authenticate a Note whenever the Trustee may authenticate such Note; provided, however, that such authenticating agent may not authenticate any Notes pursuant to Section 2.12 hereof. For purposes of this provision, each reference in this Indenture to authentication by the Trustee will be deemed to include authentication by an authenticating agent, and an authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.06 Registrar, Paying Agent and Conversion Agent.

(a) General. The Company will maintain an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where the Notes may be presented for payment, repurchase or redemption (the “Paying Agent”), an office or agency where the Notes may be presented for conversion (the “Conversion Agent”) and an office or agency where notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served.

The Registrar will keep a register for the recordation of, and will record, the names and addresses of Holders, the Notes held by each Holder and the transfer, exchange, repurchase, redemption and conversion of Notes (the “Register”). The entries in the Register will be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Register will be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

The Company may have one or more registrars, one or more paying agents, one or more conversion agents and one or more places where notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served. Before appointing any Registrar, Paying Agent or Conversion Agent that is not otherwise a party to this agreement, the Company will enter into an appropriate agency agreement with such Registrar, Paying Agent or Conversion Agent, as the case may be, which agency agreement will implement the provisions of this Indenture that relate to such replacement or additional registrar, paying agent or conversion agent, as the case may be. The term Registrar includes any additional registrars named pursuant to this Indenture. The term Paying Agent includes any additional paying agent named pursuant to this Indenture. The term Conversion Agent includes any additional conversion agent named pursuant to this Indenture.

(b) Initial Designations. The Company initially appoints the Trustee as each of the Registrar, the Paying Agent, Conversion Agent and the Notes initially may be presented for registration of transfer or for exchange, payment, repurchase, redemption and conversion to the Trustee, in its capacity as the Registrar, Paying Agent or Conversion Agent, as the case may be, at the Corporate Trust Office. Notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served at the Corporate Trust Office.

(c) Removal, Resignation and Replacement. The Company may remove any Registrar, Paying Agent or Conversion Agent by delivering written notice to the Trustee and to such Registrar, Paying Agent or Conversion Agent; provided, however, that no such removal will become effective unless (i) after such removal, at least one Registrar, Paying Agent and Conversion Agent will remain; (ii) a successor has accepted appointment as Registrar, Paying Agent or Conversion Agent, as the case may be, the Company and such successor have entered into an agency agreement in accordance with Section 2.06(a) hereof, and the Company has delivered written notice of such appointment and a copy of such agency agreement to the Trustee, or (iii) the Company has delivered written notice to the Trustee that the Trustee will serve as the successor Registrar, Paying Agent or Conversion Agent, as the case may be, in accordance with Section 2.06(d) hereof; and provided, further, that the right to effect any such change or removal in no way relieves the Company of its obligation to maintain a Registrar, Paying Agent and Conversion Agent in the continental United States. The Company may also change the place where notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served, or reduce the number of such places; provided, however, that the right to effect any such change or reduction in no way relieves the Company of its obligation to maintain a place in the continental United States where notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served.

In addition, the Registrar, Paying Agent or Conversion Agent may resign at any time by delivering written notice of such resignation to each of the Company and the Trustee; provided, however, that if the Trustee is serving as Registrar, Paying Agent or Conversion Agent, the Trustee may resign from such capacity only if it also resigns as Trustee in accordance with Section 7.07 hereof. If, after any such resignation, at least one Registrar, Paying Agent and Conversion Agent does not remain, the Trustee will immediately be deemed to serve such empty office or agency in accordance with Section 2.06(d) hereof.

(d) Failure to Maintain an Office or Agency. If the Company fails to maintain in the continental United States, a Registrar, Paying Agent, Conversion Agent or place where notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served, the Trustee will act as the Registrar, Paying Agent, Conversion Agent, or place, as the case may be, and the office where the Notes may be presented for registration of transfer or for exchange, presented for payment, repurchase or redemption or surrendered for conversion, or place where notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served, as the case may be, will be the Corporate Trust Office. In each such case, the Trustee will be entitled to compensation for such action pursuant to Section 7.06 hereof.

(e) Notices. Promptly upon the effectiveness of any removal or appointment of a Registrar, Paying Agent or Conversion Agent, or upon any change in the location of the office of any Registrar, Paying Agent or Conversion Agent, or of the place where notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served, the Company will deliver to each Holder notice of such removal, appointment or change in location, as the case may be, which notice will include a brief description of the removal, appointment or change in location, as the case may be, and list the name and address of each continuing (and newly appointed, if applicable) Registrar, Paying Agent and Conversion Agent and place where notices and demands to, or upon, the Company with respect to the Notes and this Indenture may be served.

Section 2.07 Money and Securities Held in Trust. Except as otherwise provided herein, by no later than 10:00 a.m., New York City time, on each due date for a payment on any Note, the Company will deposit with the Paying Agent an amount of money in immediately available funds, if deposited on the due date sufficient to make such payment when due.

The Company will require that each Paying Agent (other than the Trustee, if the Trustee is a Paying Agent) agree in writing that it will (i) segregate all money and securities it holds for making payments with respect to the Notes; (ii) hold such money and securities in trust for the benefit of Holders; and (iii) notify the Trustee, in writing, as promptly as practicable, if the Company defaults in making any payment on the Notes.

If any such default has occurred and is continuing, the Paying Agent will, upon receiving a written request from the Trustee, forthwith pay to the Trustee all of the money and securities it holds in trust. In addition, at any time, the Company may require a Paying Agent to pay all money and securities that it holds for making payments with respect to the Notes to the Trustee and to account for any money and securities it has disbursed. After delivering all of such money and securities to the Trustee pursuant to this Section 2.07, the Paying Agent will have no further liability for such money and securities.

Section 2.08 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee, (i) within five Business Days after each Regular Record Date, a list of the names and addresses of Holders as of such Regular Record Date, and (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of such request, a list of the names and addresses of Holders as of no more than 15 days immediately prior to the date such list is furnished, in each case, in such form as the Trustee may reasonably require.

Section 2.09 Transfer and Exchange

(a) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to the restrictions set forth in this Section 2.09, Definitive Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii) All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii) No service charge will be imposed on any Holder of a Definitive Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv) Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-registrar will be required to exchange or register a transfer of any Note (i) surrendered for conversion, except to the extent that any portion of such Note has not been surrendered for conversion, (ii) subject to a Fundamental Change Repurchase Notice validly delivered pursuant to Section 3.03 hereof, except to the extent any portion of such Note is not subject to a Fundamental Change Repurchase Notice, or (iii) after the Company has delivered a Redemption Notice pursuant to Section 11.03 hereof, except to the extent that (A) the Company has failed to redeem such Note on the applicable Redemption Date in accordance with Article 11 hereof, (B) a portion of such Note was surrendered for conversion after the applicable Redemption Date or (C) a portion of such note was made subject to a Fundamental Change Repurchase Notice relating to a Fundamental Change Repurchase Date that will occur before the applicable Redemption Date.

(v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on Transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b) In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 2.09(c) hereof:

(i) all Notes will be represented by one or more Global Notes;

(ii) every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on Transfer set forth in Section 2.10 hereof); and

(iii) each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Transfer and Exchange of Global Notes.

(i) Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Definitive Notes if the Depositary delivers notice to the Company that:

(A) the Depositary is unwilling or unable to continue to act as Depositary; or

(B) the Depositary is no longer registered as a clearing agency under the Exchange Act; and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, (1) each Global Note will be deemed surrendered to the Trustee for cancellation, (2) the Trustee will promptly cancel each such Global Note in accordance with the Applicable Procedures, (3) the Company, (x) in accordance with Section 2.05 hereof, will promptly execute, for each beneficial interest in each Global Note so cancelled, an aggregate principal amount of Definitive Notes equal to the aggregate principal amount of such beneficial interest, registered in such name and authorized denominations as the Depositary specifies, and bearing such legends as such Definitive Notes are required to bear under Sections 2.02 and Section 2.10 hereof, and, (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee such Definitive Notes and a Company Order including the information specified in Section 2.05(c) hereof with respect to such Definitive Notes, and (4) the Trustee, upon receipt of such Definitive Notes and such Company Order, in accordance with Section 2.05 hereof, will promptly authenticate, and deliver to the Holder specified in such Company Order, such Definitive Notes.

(ii) In addition:

(A) if an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Note may exchange such beneficial interest for Definitive Notes by delivering a written request to the Company, the Registrar and the Trustee; or

(B) at any time, the Company may, in its sole discretion, at the request of the owner of a beneficial interest in a Global Note, permit the exchange of such owner’s beneficial interest, by delivering a written request to the Registrar, the Trustee and the owner of such beneficial interest.

In each case, (1) upon receipt of such request, the Registrar will promptly deliver written notice of such request to the Company and the Trustee, which notice must identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP number of the relevant Global Note; (2) the Trustee, upon receipt of such notice, will promptly cause the aggregate principal amount of such Global Note to be reduced by the aggregate principal amount of the beneficial interest to be so exchanged in accordance with the Applicable Procedures, (3) the Company (x) in accordance with Section 2.05 hereof, will promptly execute, for such beneficial interest, a Definitive Note having aggregate principal amount equal to the aggregate principal amount of such beneficial interest, registered in the name of the owner specified in the notice delivered by the Registrar, and bearing such legends as such Definitive Note is required to bear under Sections 2.02 and 2.10 hereof, and, (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee such Definitive Note and a Company Order including the information specified in Section 2.05(c) hereof with respect to such Definitive Note, and (4) the Trustee, upon receipt of such Definitive Note and such Company Order, will promptly, in accordance with Section 2.05 hereof, authenticate, and deliver to the Holder specified in such Company Order, such Definitive Note. If, after such exchange, all of the beneficial interests in a Global Note have been exchanged for Definitive Notes, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

(d) Transfer and Exchange of Definitive Notes. If Definitive Notes are issued, a Holder may:

(i) transfer a Definitive Note by: (A) surrendering such Definitive Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer reasonably required by any of the Company, the Trustee and the Registrar; (B) if such Definitive Note is a Restricted Note, delivering any documentation that any of the Company, the Trustee and the Registrar reasonably require to ensure that such transfer complies with Section 2.10 hereof and any applicable securities laws; and (C) satisfying any other requirements for such transfer set forth in this Section 2.09 and Section 2.10 hereof. Upon the satisfaction of conditions (A), (B) and (C), (1) the Company, (x) in accordance with Section 2.05 hereof, will promptly execute a new Definitive Note, in the name of the designated transferee, having an aggregate principal amount equal to that of the transferred Definitive Note and bearing such legends as such Definitive Note is required to bear under Sections 2.02 and 2.10 hereof, and (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee such Definitive Note and a Company Order including the information specified in Section 2.05(c) with respect to such Definitive Note, and (2) the Trustee, upon receipt of such Definitive Note and such Company Order, will promptly, in accordance with Section 2.05 hereof, authenticate, and deliver to the Holder specified in such Company Order, such Definitive Note.

(ii) exchange one or more Definitive Notes for one or more other Definitive Notes of any authorized denominations, and aggregate principal amount equal to the aggregate principal amount of the one or more Definitive Notes to be exchanged, by surrendering such one or more Definitive Notes, together with any endorsements or instruments of transfer reasonably required by any of the Company, the Trustee and the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02 hereof. Whenever a Holder so surrenders one or more Definitive Notes for exchange, (1) the Company, (x) in accordance with Section 2.05 hereof, will promptly execute one or more new Definitive Notes, each in the name of such Holder, in the authorized denomination or denominations that such Holder requested (which authorized denomination or authorized denominations, as the case may be, must in aggregate, equal the aggregate principal amount of the one or more Definitive Notes to be exchanged), and bearing a unique registration number not contemporaneously outstanding and such legends as such Definitive Note is required to bear under Sections 2.02 and 2.10 hereof, and (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee each such Definitive Note and a Company Order including the information specified in Section 2.05(c) with respect to each such Definitive Note, and (2) the Trustee, upon receipt of each such Definitive Note and such Company Order, will promptly, in accordance with Section 2.05 hereof, authenticate, and deliver to the Holder specified in such Company Order, each such Definitive Note.

(iii) transfer or exchange a Definitive Note for a beneficial interest in a Global Note by (A) surrendering such Definitive Note for registration of transfer or exchange, together with any endorsements or instruments of transfer reasonably required by any of the Company, the Trustee and the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02 hereof; (B) if such Definitive Note is a Restricted Note, delivering any documentation that any of the Company, the Trustee and the Registrar reasonably require to ensure that such transfer complies with Section 2.10 hereof and any applicable securities laws; (C) satisfying any other requirements for such transfer set forth in this Section 2.09 and Section 2.10 hereof; and (D) providing written instructions to the Trustee to make an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee (1) will promptly cancel such Definitive Note and, (2) will promptly cause the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Definitive Note, and credit, or cause to be credited, the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Definitive Note, in each case, in accordance with the Applicable Procedures. If at the time of such exchange, no Global Notes are then outstanding, the Company, (x) in accordance with Section 2.05 hereof, will promptly execute and deliver to the Trustee, a new Global Note registered in the name of the depositary or a nominee of the depositary, as the case may be, having the appropriate aggregate principal amount, and bearing such legends as such Global Note is required to bear under Sections 2.02 and 2.10 hereof, and (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee such Global Note and a Company Order including the information specified in Section 2.05(c) with respect to such Global Note, and (2) the Trustee, upon receipt of such Global Note and such Company Order, will promptly, in accordance with Section 2.05 hereof, authenticate, and deliver to the depositary, its nominee, or a custodian of the depositary or its nominee, as the case may be, such Global Note.

Section 2.10 Transfer Restrictions.

(a) Restricted Notes.

(i) General. Each Note (and every security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon conversion thereof, which may bear the Restricted Stock Legend) that bears, or that is required under this Section 2.10 to bear, the Restricted Notes Legend will be deemed a “Restricted Note,” and will be subject to the restrictions on Transfer set forth in this Indenture (including in the Restricted Notes Legend) unless such restrictions on Transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on Transfer applicable to such Note.

(ii) When Restrictions Apply. Except as provided elsewhere in this Indenture (including, without limitation, clause (iii) of this Section 2.10(a)), until the Free Trade Date, every certificate evidencing a Note (and every security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof, which may be required to bear the Restricted Stock Legend) will bear the Restricted Notes Legend unless:

(A) such Note, is being Transferred to a person other than (x) the Company or (y) an affiliate (as defined in Rule 144) of the Company pursuant to a registration statement that was effective under the Securities Act at the time of such Transfer; or

(B) such Note, is being Transferred to a person other than (x) the Company or (y) an affiliate (as defined in Rule 144) of the Company, pursuant to an available exemption from the registration requirements of the Securities Act (including, without limitation, Rule 144) and, after such Transfer, such Note will no longer constitute “a restricted security” (within the meaning of Rule 144), and, in case (B), the Transferring Holder delivers to the Trustee, the Company and the Registrar any documents or evidence required pursuant to the Restricted Notes Legend or this Indenture (including, in the case of Definitive Notes, clause (iii) of this Section 2.10(a)).

(iii) Termination of Transfer Restrictions.

(A) Except as otherwise provided in this Indenture (including, without limitation, clause (B) of this Section 2.10(a)(iii)) or as permitted under the terms of the Restricted Notes Legend, if a Holder requests that the Company remove the Restricted Notes Legend from a Definitive Note that is a Restricted Note, the Restricted Notes Legend will not be removed from such Restricted Note unless such Holder delivers, (1) to each of the Company and the Registrar a transfer certificate in the form attached as Exhibit B hereto and, (2) to each of the Company, the Registrar and the Trustee, any evidence that each of the Company, the Registrar and the Trustee, as the case may be, reasonably require, that (x) neither the Restricted Notes Legend nor the Transfer restrictions set forth therein are required to ensure that Transfers of such Restricted Note will comply with applicable law and (y) that, after such Transfer, such Restricted Note will not be a “restricted security” (within the meaning of Rule 144); provided, however, that, upon provision of such required transfer certificate and evidence, the Company, the Trustee and the Registrar will permit such Restricted Note to be exchanged in accordance with Section 2.09(d)(ii) hereof for one or more new Definitive Notes that do not bear the Restricted Notes Legend. In addition, upon receipt by the Trustee and the Registrar of a Company Order specifying that a Note need not bear the Restricted Notes Legend to comply with applicable law, each of the Trustee and the Registrar will permit any Restricted Note to be exchanged in accordance with Section 2.09(d)(ii) hereof for one or more new Definitive Notes that do not bear the Restricted Notes Legend.

(B) At any time on or after the Free Trade Date, if any Notes are represented by one or more Global Notes that are Restricted Notes, the Company may delegend such Notes by:

(1) providing written notice to the Trustee and the Registrar that the Free Trade Date has occurred and instructing the Trustee to remove the Restricted Notes Legend from such Global Notes or to deem the Restricted Notes Legend removed;

(2) providing written notice to each owner of a beneficial interest in any of such Global Notes, which notice will state that the Restricted Notes Legend has been removed or has been deemed removed from the applicable Global Note and include the unrestricted CUSIP that will thereafter apply to such applicable Global Note;

(3) providing written notice to the Trustee and the Depositary that the CUSIP number for each such Global Note will be changed to an unrestricted CUSIP number, which unrestricted CUSIP number will be listed in such notice;

(4) complying with any Applicable Procedures for delegending; and

(5) providing written notice to the Transfer Agent that the Free Trade Date has occurred, whereupon the Restricted Notes Legend will be deemed removed from such Global Notes.

(iv) Reinstatement of Restricted Notes Legend. If the Restricted Notes Legend is removed from the face of a Note and the Note is subsequently held by the Company or an affiliate (as defined in Rule 144) of the Company, the Restricted Notes Legend will be reinstated.

(b) Restricted Stock. If any shares of Common Stock are issued upon conversion of the Notes, and such shares of Common Stock are issued prior to the Free Trade Date, then any certificate representing such shares of Common Stock will, upon issuance, bear the Restricted Stock Legend unless:

(i) such shares of Common Stock are being issued to a person other than (x) the Company or (y) an affiliate (as defined in Rule 144) of the Company pursuant to a registration statement that is effective under the Securities Act at the time of such issuance;

(ii) such shares of Common Stock are being issued to a person other than (x) the Company or (y) an affiliate (as defined in Rule 144) of the Company (2) pursuant to an available exemption from the registration requirements of the Securities Act such that, upon issuance, such shares of Common Stock will not constitute “restricted securities” (within the meaning of Rule 144); or

(iii) the Company delivers written notice to the Transfer Agent and the Registrar stating that the certificate representing such shares of Common Stock need not bear the Restricted Stock Legend to comply with applicable law.

Section 2.11 Replacement Notes.

If (a)(i) a mutilated Note is surrendered to the Registrar or (ii) the Holder of a Note claims that such Note has been lost, destroyed or stolen and provides the Company and the Trustee with (A) evidence of such loss, theft or destruction that is reasonably satisfactory to the Company and the Trustee and (B) any amount or kind of security or indemnity that either of the Company or the Trustee reasonably request to protect itself from any loss that it may suffer upon replacement of such Note, and, in either case, (b) such Holder satisfies any other reasonable requirements of the Trustee, including the payment of any tax or other governmental charge that may be imposed in connection with the replacement of such Note, then, in either case, unless the Company or the Trustee receives notice that such Note has been acquired by a bona fide purchaser, the Company will, in accordance with Section 2.05 hereof, promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, in accordance with Section 2.05 hereof, will promptly authenticate and deliver, in the name of such Holder, a replacement Note having the same aggregate principal amount as the Note that was mutilated or claimed to be lost, destroyed or stolen, bearing any restrictive legends required by Section 2.10 hereof and with a certificate number not contemporaneously outstanding.

Every new Note issued pursuant to this Section 2.11 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, will constitute an original contractual obligation of the Company and any other obligor upon the Notes, regardless of whether the mutilated, destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all benefits of (and will be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.12 Temporary Notes. Until Definitive Notes are ready for delivery, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee will, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed) (“Temporary Notes”). Temporary Notes will be issuable in any authorized denomination, and substantially in the form of Definitive Notes, but with such omissions, insertions and variations as may be appropriate for Temporary Notes, all as may be determined by the Company. Every such Temporary Note will be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Notes. Without unreasonable delay the Company will prepare, execute and deliver to the Trustee or such authenticating agent Definitive Notes (other than any Global Note) and thereupon any or all Temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 2.06 hereof and the Trustee or such authenticating agent will authenticate and deliver in exchange for such Temporary Notes Definitive Notes having an aggregate principal amount equal to such Temporary Notes. Such exchange will be made by the Company at its own expense and without any charge therefor. Until so exchanged, the Temporary Notes will, in all respects, be entitled to the same benefits and subject to the same limitations under this Indenture as Definitive Notes authenticated and delivered hereunder.

Section 2.13 Cancellation. At any time, the Company may deliver Notes to the Trustee for cancellation. Whenever any Note is surrendered to the Registrar, Conversion Agent or Paying Agent for registration of transfer, exchange, conversion, repurchase, redemption or payment, the Registrar, Conversion Agent or Paying Agent, as the case may be, will promptly forward such Note to the Trustee. Upon receipt of any such Note, the Trustee, in its customary manner, will promptly cancel and dispose of such Note. The Company may not issue new Notes to replace Notes that it has repurchased, redeemed, paid or delivered to the Trustee for cancellation or that a Holder has converted pursuant to Article 10 hereof.

Section 2.14 Outstanding Notes. At any time, Notes outstanding are limited to all Notes authenticated by the Trustee except (i) those cancelled by it, (ii) those delivered to it for cancellation and (iii) those deemed not outstanding under Sections 3.05, 10.02 and 11.06 hereof and clauses (a) and (b) of this Section 2.14.

(a) If a Note is replaced pursuant to Section 2.11 hereof, such Note will cease to be outstanding at the time of its replacement unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a bona fide purchaser.

(b) In addition, if the Company, any other obligor or an Affiliate of the Company or an Affiliate of such other obligor holds a Note, such Note will be disregarded and deemed not to be outstanding for purposes of determining whether the Holders of the requisite aggregate principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder. Subject to the foregoing, only Notes outstanding at the time of any such determination will be considered in such determination (including determinations pursuant to Articles 6 and 9 hereof).

Section 2.15 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving the payment of the principal, Fundamental Change Repurchase Price or Redemption Price of, and interest, if any, on, such Note, for the purpose of conversion of such Note and for all other purposes whatsoever with respect to such Note, and none of the Company, the Trustee or any agent of the Company or the Trustee will be affected by any notice to the contrary.

Section 2.16 Repurchases. The Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders.

Section 2.17 CUSIPs.

(a) Whenever “CUSIP” and “ISIN” numbers are generally in use, the Company will use CUSIP and ISIN numbers with respect to the Notes, which CUSIP and ISIN numbers (i) for Restricted Notes, will be restricted numbers, and (ii) for Notes that are not Restricted Notes, will be unrestricted numbers. Whenever the Company uses CUSIP and ISIN numbers, the Trustee will also use CUSIP and ISIN numbers in each notice it delivers to the Holders; provided, that neither the Company nor the Trustee will be responsible for any defect in any CUSIP or ISIN number that appears on any Note, check, advice of payment or notice, including without limitation, any notice delivered pursuant to Section 11.03. The Company will promptly notify the Trustee in writing in the event of any change in the CUSIP or ISIN numbers.

(b) In addition, if, when any shares of Common Stock are issued upon conversion of a Note, CUSIP and ISIN numbers are generally in use, the Company will use CUSIP and ISIN numbers with respect to such shares of Common Stock, which CUSIP and ISIN numbers (i) for shares of Common Stock to which the restrictions on Transfer set forth in the Restricted Stock Legend apply, will be restricted numbers, and (ii) for shares of Common Stock to which the restrictions on Transfer set forth in the Restricted Stock Legend do not apply, will be unrestricted numbers.

(c) Whenever any of the CUSIP or ISIN numbers with respect to the Notes or the shares of Common Stock issuable upon conversion of the Notes changes, ceases to be used, or begins to be used, the Company will deliver prompt written notice of such change, cessation, or beginning to each of the Trustee and the Holders.

ARTICLE 3

REPURCHASE AT THE OPTION OF THE HOLDER

Section 3.01 Fundamental Change Permits Holders To Require The Company To Repurchase the Notes.

(a) General. If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder will have the right to require the Company to repurchase all of its Notes or any portion of its Notes in principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof on the Fundamental Change Repurchase Date for such Fundamental Change for an amount of cash equal to the Fundamental Change Repurchase Price for such Fundamental Change Repurchase Date and such Notes.

(b) Fundamental Change Repurchase Price. The “Fundamental Change Repurchase Price” means, for any Notes to be repurchased on any Fundamental Change Repurchase Date, a price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such Fundamental Change Repurchase Date; provided, however, that if a Fundamental Change Repurchase Date occurs after a Regular Record Date, but on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company will pay the accrued and unpaid interest on such Notes on such Interest Payment Date to the Holder of such Notes on such Regular Record Date.

(c) Fundamental Change Repurchase Date. The “Fundamental Change Repurchase Date” means, for any Fundamental Change, the date specified by the Company in the Fundamental Change Notice for such Fundamental Change, which date will be not less than 20 Business Days, nor more than 35 Business Days, immediately following the Fundamental Change Notice Date for such Fundamental Change.

Section 3.02 Fundamental Change Notice

(a) General. On or before the 10th calendar day immediately following the effective date of a Fundamental Change, the Company will deliver to each Holder (and to any beneficial owners of a Global Note, as required by applicable law), the Trustee and the Paying Agent written notice of such Fundamental Change and the resulting repurchase right (the “Fundamental Change Notice,” and the date of such mailing, the “Fundamental Change Notice Date”). Simultaneously with mailing any Fundamental Change Notice to the Holders, the Trustee and the Paying Agent, the Company will publish a notice containing the same information as the Fundamental Change Notice in a newspaper of general circulation in The City of New York and on its website or through such other public medium as the Company may use at such time.

For any Fundamental Change, the Fundamental Change Notice corresponding to such Fundamental Change will specify:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the last date on which a Holder may exercise its right to require the Company to repurchase its Notes as a result of such Fundamental Change under this Article 3;

(iv) the procedures that a Holder must follow to require the Company to repurchase a Note;

(v) the Fundamental Change Repurchase Price for each $1,000 principal amount of Notes for such Fundamental Change;

(vi) the Fundamental Change Repurchase Date for such Fundamental Change;

(vii) that the Fundamental Change Repurchase Price for any Note for which a Fundamental Change Repurchase Notice has been duly tendered and not validly withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time such Note is surrendered for repurchase;

(viii) the name and address of the Paying Agent and of the Conversion Agent;

(ix) the Conversion Rate in effect on the Fundamental Change Notice Date for such Fundamental Change and the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Fundamental Change Notice Date;

(x) any adjustments that will be made to the Conversion Rate as a result of such Fundamental Change, including any Additional Shares by which the Conversion Rate will be increased pursuant to Section 10.07 hereof for a Holder that converts a Note “in connection with” such Fundamental Change;

(xi) that any Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if such Holder withdraws such Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(xii) the procedures for withdrawing a Fundamental Change Repurchase Notice;

(xiii) that if a Note or portion of a Note is subject to a validly delivered Fundamental Change Repurchase Notice, unless the Company defaults in paying the Fundamental Change Repurchase Price for such Note or portion of a Note, interest, if any, on such Note or portion of a Note will cease to accrue on and after the Fundamental Change Repurchase Date; and

(xiv) the CUSIP and ISIN number(s) of the Notes.

(b) Failure or Defect. Notwithstanding anything provided elsewhere in this Indenture, neither the failure of the Company to deliver a Fundamental Change Notice nor a defect in a Fundamental Change Notice delivered by the Company will limit the repurchase rights of any Holder under this Article 3 or impair or otherwise affect the validity of any proceedings relating to the repurchase of any Note pursuant to this Article 3.

Section 3.03 Fundamental Change Repurchase Notice

(a) General. To exercise its repurchase rights under Section 3.01(a) hereof with respect to any Fundamental Change, a Holder must deliver to the Paying Agent, by the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law:

(i) a duly completed “Form of Fundamental Change Repurchase Notice” in the form of Attachment 2 of the Notes that such Holder is tendering for repurchase (a “Fundamental Change Repurchase Notice”); and

(ii) the Notes that such Holder is tendering for repurchase, (A) by book-entry transfer if such Notes are Global Notes, or (B) by physical delivery, if such Notes are Definitive Notes, in each case, together with any endorsements or other documents reasonably requested by the Paying Agent, the Trustee or the Company.

(b) Contents of Fundamental Change Repurchase Notice. The Fundamental Change Repurchase Notice for any Note must state:

(i) if such Note is to be repurchased in part, the principal amount of such Note to be repurchased, which principal amount must equal $1,000 or an integral multiple of $1,000 in excess thereof;

(ii) that such Note will be repurchased by the Company pursuant to the provisions of this Article 3 hereof; and

(iii) if such Note is a Definitive Note, the certificate number of such Note.

If the Notes to be repurchased are Global Notes, the Fundamental Change Repurchase Notice for such Notes must comply with the Applicable Procedures.

(c) Notice to Company. If any Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Company a copy of such Fundamental Change Repurchase Notice.

(d) Effect of Improper Notice. Unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Repurchase Notice with respect to a Note, together with such Note, in a form that conforms in all material aspects with the description contained in such Fundamental Change Repurchase Notice, the Holder submitting the Notes will not be entitled to receive the Fundamental Change Repurchase Price for such Note.

Section 3.04 Withdrawal of Fundamental Change Repurchase Notice General. After a Holder delivers a Fundamental Change Repurchase Notice with respect to a Note, such Holder may withdraw such Fundamental Change Repurchase Notice with respect to such Note or any portion of such Note in principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date to the Paying Agent. Any such withdrawal notice must state:

(i) the principal amount of the Notes with respect to which such notice of withdrawal pertains, which must equal $1,000 or an integral multiple of $1,000 in excess thereof;

(ii) the principal amount of the Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must have a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof; and

(iii) if the Notes subject to such Fundamental Change Repurchase Notice were Definitive Notes, the certificate numbers of the Notes to be withdrawn and the Notes that will remain subject to the Fundamental Change Repurchase Notice.

If the Notes to be withdrawn are Global Notes, a Holder must deliver its notice of withdrawal in compliance with the Applicable Procedures.

(b) Return of Note. Upon receipt of a validly delivered withdrawal notice, the Paying Agent will promptly (i) if such notice pertains to a Definitive Note or a portion of a Definitive Note, return such Note or portion of a Note to such Holder, in the amount specified in such withdrawal notice; and, (ii) if such notice pertains to a beneficial interest in a Global Note, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such beneficial interest, in the amount specified in such withdrawal notice.

(c) Notice to Company. If any Holder validly delivers to the Paying Agent a notice of withdrawal with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Company a copy of such notice of withdrawal.

Section 3.05 Effect of Fundamental Change Repurchase Notice General. If a Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice (together with all necessary endorsements) with respect to a Note, such Holder may no longer convert such Note unless and until such Holder validly withdraws such Fundamental Change Repurchase Notice in accordance with Section 3.04 hereof.

(b) Timing of Payment. Upon the Paying Agent’s receipt of (i) a valid Fundamental Change Repurchase Notice (together with all necessary endorsements) and (ii) the Notes to which such Fundamental Change Repurchase Notice pertains, the Holder of the Notes to which such Fundamental Change Repurchase Notice pertains will be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Repurchase Notice in accordance with

Section 3.04 hereof, to receive the Fundamental Change Repurchase Price with respect to such Notes on the later of (i) the Fundamental Change Repurchase Date and (ii)(A) if such Notes are Definitive Notes, the date of delivery of such Notes to the Paying Agent, or (B) if such Notes are Global Notes, the date of book-entry transfer of such Notes to the Paying Agent, or, if such later date is not a Business Day, the Business Day immediately following such later date.

(c) Effect of Deposit. If, as of 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date for any Fundamental Change, the Company, in accordance with Section 3.08 hereof, has deposited with the Paying Agent money sufficient to pay the Fundamental Change Repurchase Price for every Note subject to a Fundamental Change Repurchase Notice validly delivered in accordance with Section 3.03 hereof and not validly withdrawn in accordance with Section 3.04 hereof, at the Close of Business on the Fundamental Change Repurchase Date:

(i) the Notes to be repurchased will cease to be outstanding and interest will cease to accrue on such Notes (whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent); and

(ii) all other rights of the Holders of such Notes with respect to such Notes (other than the right to receive payment of the Fundamental Change Repurchase Price upon delivery or transfer of such Notes and any Defaulted Amounts or Default Interest with respect to the Notes) will terminate.

Section 3.06 Notes Repurchased in Part. If any Definitive Note is to be repurchased only in part, the Holder must surrender such Note at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder of such Note or such Holder’s attorney-in-fact, duly authorized in writing), whereupon the Company, in accordance with Section 2.05 hereof, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.05 hereof, will promptly authenticate and deliver, to the surrendering Holder, a new Note or Notes of any authorized denomination or denominations requested by such Holder in aggregate principal amount equal to the portion of the principal amount of the Note so surrendered which is not repurchased. If any Global Note is repurchased in part, the Company will instruct the Trustee to decrease the principal amount of such Global Note by the principal amount repurchased. Any Notes that are repurchased or owned by the Company, whether or not in connection with a Fundamental Change, will be submitted to the Trustee for cancellation and will be duly retired by the Company.

Section 3.07 Covenant to Comply With Securities laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice under this Article 3, the Company will, to the extent applicable, (i) comply with Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any applicable United States federal and state securities laws so as to permit Holders to exercise their rights and obligations under Section 3.01 hereof in the time and in the manner specified in Sections 3.01 and 3.03 hereof.

Section 3.08 Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company will deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, will segregate and hold in trust as provided in Section 2.07 hereof) an amount of immediately available funds sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof that the Company is required to repurchase on such Fundamental Change Repurchase Date.

Section 3.09 Covenant Not to Repurchase Notes Upon Certain Events of Default General. Notwithstanding anything to the contrary in this Article 3, the Company will not purchase any Notes under this Article 3 if, as of the Fundamental Change Repurchase Date, the principal amount of the Notes has been accelerated, such acceleration has not been rescinded and such acceleration did not result from a Default that would be cured by the Company’s payment of the Fundamental Change Repurchase Price.

(b) Deemed Withdrawals. If, on any Fundamental Change Repurchase Date, (i) a Fundamental Change Repurchase Notice for a Note has been validly tendered in accordance with Section 3.03 hereof and has not been validly withdrawn in accordance with Section 3.04 hereof, and (ii) pursuant to this Section 3.09, the Company is not permitted to purchase Notes, the Paying Agent, upon receipt of written notice from the Company stating that the Company, pursuant to this Section 3.09, is not permitted to purchase Notes, will deem such Fundamental Change Repurchase Notice withdrawn.

(c) Return of Notes. If a Holder tenders a Note for purchase pursuant to this Article 3 and, on the Fundamental Change Repurchase Date, pursuant to this Section 3.09, the Company is not permitted to purchase such Note, the Paying Agent will (i) if such Note is a Definitive Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes. The Company will pay or cause to be paid the principal of, Fundamental Change Repurchase Price or Redemption Price for, and any accrued and unpaid interest on, the Notes on the dates and in the manner required under this Indenture. Any principal of, Fundamental Change Repurchase Price or Redemption Price for, or interest on, a Note will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 10:00 a.m. New York City time on the due date, money deposited by the Company in immediately available funds and designated for, and sufficient to pay, such principal, Fundamental Change Repurchase Price, Redemption Price, or interest then due. To the extent lawful, the Company will also pay Default Interest on any Defaulted Amounts in accordance with Section 2.04 hereof.

Section 4.02 144A Information Whenever the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, if any Notes or shares of Common Stock issuable upon the conversion of the Notes constitute “restricted securities” within the meaning of Rule 144, the

Company will, upon the request of a Holder or beneficial owner of the Notes, or a holder or beneficial owner of the Common Stock issuable upon the conversion of the Notes, promptly furnish or cause to be furnished to the applicable Holder, beneficial owner, or any prospective purchaser designated by the applicable Holder or beneficial owner, of the Notes, or any holder, beneficial owner, or any prospective purchased designated by the applicable holder or beneficial owner, of the Common Stock, as the case may be, all of the information that a prospective purchaser of the Notes or the Common Stock, as the case may be, is required to receive under Rule 144A(d)(4) of the Securities Act for the Notes or shares of Common Stock, as the case may be, to be resold to such prospective purchaser pursuant the exemption from registration provided by Rule 144A.

Section 4.03 Reports. The Company will deliver to the Trustee copies of all quarterly and annual reports that the Company is required to deliver to the SEC on Forms 10-Q and 10-K, and any other documents, information or other reports that the Company is required to file with the SEC under Sections 13 or 15(d) of the Exchange Act no later than the time that the Company is required to file such quarterly and annual reports, other documents, information or other reports with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any document filed by the Company with the SEC via the EDGAR system will be deemed to be delivered to the Trustee at the time such document is filed via the EDGAR system; provided, however, that the Trustee will have no responsibility whatsoever to determine whether the Company has made any filing via the EDGAR system.

Delivery of such quarterly and annual reports, and such other documents, information and other reports to the Trustee will be for informational purposes only, and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

Section 4.04 Additional Interest.

(a) General. If, at any time during the period beginning on, and including, the date that is six months after the Last Original Issue Date and ending on, but not including, the Free Trade Date, the Company fails to timely file (after giving effect to any grace period provided by Rule 12b-25) any document or report that it is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), the Company will pay additional interest (the “Additional Interest”) on the principal amount of then outstanding Notes. The Additional Interest will accrue from the due date of each such missed filing until the earlier of (i) the Free Trade Date and (ii) the date such failure to file is corrected.

In addition, if either the Notes or the Common Stock issued upon the conversion of the Notes are not Freely Tradable at all times on and after the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day), the Company will pay Additional Interest on the Notes. Such Additional Interest will accrue on each day during such period on which the Notes or the Common Stock issued upon conversion of the Notes are not Freely Tradable.

In each case, the Additional Interest will be payable on the same dates and in the same manner as the stated interest on the Notes and will initially accrue at the rate of 0.25% per annum on the principal amount of then outstanding Notes. If the Additional Interest accrues for more than 90 consecutive days, the rate at which the Additional Interest accrues will increase to 0.50% per annum on the principal amount of then outstanding Notes beginning on the 91st consecutive day on which it accrues and ending on the last consecutive day on which it continues to accrue.

(b) Notice to Trustee. If the Company is required to pay Additional Interest on any Note, no later than five Business Days prior to the date on which such Additional Interest is scheduled to be paid, the Company will provide to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) an Officers’ Certificate, which Officers’ Certificate will state (i) that the Company is obligated to pay Additional Interest pursuant to this Section 4.04, (ii) the amount of such Additional Interest that the Company is required to pay under this Section 4.04, (iii) the amount of such Additional Interest that the Company will pay, (iv) the scheduled date on which such Additional Interest will be paid to Holders and (v) a direction that the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) pay such Additional Interest to the extent it receives funds from the Company to do so, on the scheduled payment date for such Additional Interest. The Trustee will not have any duty or responsibility to any Holder to determine whether any Additional Interest is payable, or, if any Additional Interest is payable, the amount of such Additional Interest that is payable.

Section 4.05 Compliance Certificate

(a) Annual Compliance Certificate. Within 90 days after the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2010, the Company will deliver to the Trustee an Officers’ Certificate, which Officers’ Certificate will state (i) that the Officers signing such Officers’ Certificate have supervised a review of the activities of the Company and its Subsidiaries with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture during the preceding fiscal year, and (ii) to the best knowledge of each of the Officers signing such Officers’ Certificate, (A) whether the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided under this Indenture) or, if one or more Defaults or Events of Default have occurred, what events triggered such Defaults or Events of Default and what actions the Company is taking or proposes to take with respect to such Defaults or Events of Default, and (B) whether any event has occurred and remains in existence by reason of which any payment of the principal of, the Fundamental Change Repurchase Price or the Redemption Price for, or interest on, or any delivery of any of the consideration due upon conversion of, a Note is prohibited, and if any such event has occurred and remains in existence, a description, in reasonable detail, of such event or events and what actions the Company is taking or proposes to take with respect to such event or events.

(b) Certificate of Default or Event of Default. Within 30 days after a Default occurs, the Company will deliver to the Trustee an Officers’ Certificate describing such Default, its status and a description, in reasonable detail, of what action the Company is taking or proposes to take with respect to such Default.

Section 4.06 Restriction on Purchases by the Company and by Affiliates of the Company. Neither the Company nor any of its Subsidiaries will purchase or otherwise acquire any Notes without canceling such Notes. In addition, the Company will use commercially reasonable efforts to prevent any affiliate of the Company (as defined in Rule 144) or person that is not an affiliate (as defined in Rule 144) of the Company but has been an affiliate (as defined in Rule 144) of the Company within the three immediately preceding months from acquiring any Note or any beneficial interest therein.

Section 4.07 Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.08 Corporate Existence. Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect:

(a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company will not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.09 Par Value Limitation. The Company will not take any action that, after giving effect to any adjustment pursuant to Section 10.05 or 10.07, would result in the Conversion Price becoming less than the par value of one share of Common Stock. In addition, the Company will not adjust the Conversion Rate pursuant to Section 10.06 such that the Conversion Price would be less than the par value of one share of Common Stock.

Section 4.10 Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.11 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the terms of this Indenture.

ARTICLE 5

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 5.01 Company May Consolidate, Merge or Sell Its Assets Only on Certain Terms. The Company will not, directly or indirectly, (1) consolidate with or merge with or into, or (2) sell, convey, transfer or lease all or substantially all of its properties and assets to, any other Person (any such transaction, a “Reorganization Event”), unless:

(a) either:

(i) the Company is the surviving corporation; or

(ii) the resulting, surviving or transferee Person (if other than the Company) of such Reorganization Event (the “Reorganization Successor Corporation”):

(A) is a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; and

(B) expressly assumes, by executing and delivering a supplemental indenture to the Trustee that is reasonably satisfactory in form to the Trustee in accordance with Section 9.03 hereof, all of the obligations of the Company under the Notes and this Indenture;

(b) immediately after giving effect to such Reorganization Event, no Default will have occurred and be continuing; and

(c) prior to the effective date of such Reorganization Event, the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that:

(i) such consolidation, merger, conveyance, sale, transfer or lease and such supplemental indenture comply with Section 5.01(a) hereof; and

(ii) all conditions precedent to such consolidation, merger, conveyance, sale, transfer or lease provided in this Indenture have been satisfied.

Section 5.02 Successor Substituted. If any Reorganization Event occurs that complies with Section 5.01(a)(ii) and 5.01(b) hereof, and the Company has complied with Section 5.01(c) hereof:

(a) from and after the date of such Reorganization Event, the Reorganization Successor Company for such Reorganization Event will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Reorganization Successor Company had been named as the Company herein; and

(b) except in the case of a Reorganization Event that is a conveyance, transfer or lease of all or substantially all of the Company’s assets, the Person named as the “Company” in the first paragraph of this Indenture or any successor that will thereafter have become such in the manner prescribed in this Article 5 will be released from its obligations under this Indenture and may be dissolved, wound up and liquidated at any time.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default

(a) General. Each of the following events will be an “Event of Default”:

(i) the Company fails to pay the principal of the Notes (including any Fundamental Change Repurchase Price or Redemption Price) when due at maturity, upon Redemption, repurchase upon a Fundamental Change, declaration of acceleration or otherwise;

(ii) the Company fails to pay any interest when due and such failure continues for a period of 30 days after the applicable due date;

(iii) the Company fails to give any Fundamental Change Notice, Redemption Notice or notice of a Make-Whole Fundamental Change, in each case, when due;

(iv) the Company fails to comply with its obligation to convert a Note in accordance with Article 10 hereof upon a Holder’s exercise of its conversion rights with respect to such Note;

(v) the Company fails to comply with its obligations under Article 5 hereof;

(vi) the Company fails to perform or observe any of its covenants or warranties in this Indenture or in the Notes (other than a covenant or agreement specifically addressed in clauses (i) through (v) above) and such failure continues for a period of 30 days after (A) the Company receives notice of such failure from the Trustee or (B) the Company and the Trustee receive notice of such failure from Holders of at least 25% of the aggregate principal amount of then outstanding Notes;

(vii) the default by the Company or any Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed by the Company and/or any Subsidiaries in excess of $10,000,000 in the aggregate, whether such indebtedness exists as of the Issue Date or is later created, if that default:

(A) results in such indebtedness becoming or being declared due and payable (prior to its express maturity); or

(B) constitutes a failure to pay the principal of, or interest on, such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise;

(viii) a final judgment for the payment of $10,000,000 or more (excluding any amounts covered by insurance) is rendered against the Company or any of its Subsidiaries, and such judgment is not discharged or stayed within 60 days after (i) the date on which all rights to appeal such judgment have expired if no appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(ix) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) takes any comparable action under any foreign laws relating to insolvency; or

(F) generally is not paying its debts as they become due; or

(x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against Company or any Significant Subsidiary in an involuntary case or proceeding;

(B) appoints a Custodian of against Company or any Significant Subsidiary, or for any substantial part of the property of the Company or any Significant Subsidiary;

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

(D) grants any similar relief under any foreign laws;

and, in each such case, the order or decree remains unstayed and in effect for 60 days.

(b) Cause Irrelevant. Each of the events enumerated in Section 6.01(a) hereof will constitute an Event of Default whatever the cause and regardless of whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 6.02 Acceleration

(a) Automatic Acceleration in Certain Circumstances. If an Event of Default specified in Sections 6.01(ix) or 6.01(x) hereof occurs with respect to the Company, the principal amount of, and all accrued and unpaid interest, if any, on, all of the then outstanding Notes will immediately become due and payable without any further action or notice by any party.

(b) Optional Acceleration. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of, and all accrued and unpaid interest, if any, on all then outstanding Notes immediately due and payable by delivering written notice to the Company, and upon such declaration, the principal amount of, and all accrued and unpaid interest, if any, on all then outstanding Notes will immediately become due and payable.

(c) Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture, the Holders of a majority of the aggregate principal amount of the then outstanding Notes may, on behalf of the Holders of all of the then outstanding Notes, rescind any acceleration of the Notes and its consequences hereunder by delivering notice to the Trustee if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, interest, if any, on, or the Fundamental Change Repurchase Price or the Redemption Price for, the Notes that has become due solely as a result of acceleration, have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Repurchase Price or Redemption Price for, the Notes or to enforce the performance of any provision of the Notes or this Indenture regarding any other matter.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Sole Remedy for Failure to Report General. Notwithstanding anything to the contrary in the Notes or in this Indenture, the Company may elect that the sole remedy for any Event of Default specified in Section 6.01(a)(vi) hereof relating to the Company’s failure to file reports with the Trustee as required under Section 4.03(a) hereof (a “Reporting Event of Default”) will, for the period beginning on the date on which such Reporting Event of Default first occurred and ending on the earlier of (A) the date on which such Reporting Event of Default is cured or validly waived in accordance with Section 6.05 hereof and (B) the 60th calendar day immediately following the date on which such Reporting Event of Default first occurred, consist of the right to receive additional interest (the “Extension Fee”) on the Notes at a rate equal to 0.50% per annum on the principal amount of the then outstanding Notes. Any Extension Fee will be payable in the same manner and on the same dates as the stated interest payable on the Notes and will accrue in addition to any Additional Interest that the Company is obligated to pay under Section 4.04 hereof.

(b) Limitation on Remedy. If (i) a Reporting Event of Default occurs and the Company elects that the sole remedy with respect to such Reporting Event of Default will be the Extension Fee and (ii) on the 61st day immediately following, and including, the date on which such Reporting Event of Default first occurred, such Reporting Event of Default has not been cured or validly waived in accordance with Section 6.05 hereof, then the Notes will become subject to acceleration under Section 6.02(a) hereof on account of such Reporting Event of Default.

(c) Company Election Notice. To elect to pay the Extension Fee as the sole remedy for a Reporting Event of Default, the Company must deliver notice of such election to the Holders, the Paying Agent and the Trustee prior to the date on which such Reporting Event of Default first occurs. Any such notice must include a brief description of the report that the Company failed, or will fail, to file, a statement that the Company is electing to pay the Extension Fee and the date on which such Reporting Event of Default will occur.

If a Reporting Event of Default occurs and the Company fails to timely deliver such notice for such Reporting Event of Default, the Notes will be subject to acceleration under Section 6.02(a) hereof on account of such Reporting Event of Default.

(d) Other Events of Default. Notwithstanding anything to the contrary herein, if the Company elects to pay the Extension Fee with respect to any Reporting Event of Default, the Company’s election will not affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default; provided, that, for the avoidance of doubt, in no event will the Company be obligated to pay the Extension Fee at a rate greater than 0.50% per annum on the principal amount of then outstanding Notes.

Section 6.05 Waiver of Past Defaults. If an Event of Default described in Sections 6.01(a)(i), 6.01(a)(ii), 6.01(a)(iii), 6.01(a)(iv) or 6.01(a)(vi) (which, in the case of Section 6.01(a)(vi) only, relates to a covenant that cannot be amended without the consent of each affected Holder) or a Default that would lead to such an Event of Default occurs and is continuing, such Event of Default or Default may be waived only with the consent of each affected Holder. Every other Event of Default or Default may be waived by the Holders of a majority of the aggregate principal amount of then outstanding Notes. Whenever any Event of Default is so waived, it will cease to exist, and whenever any Default is so waived, it will be deemed cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.06 Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 hereof, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security reasonably satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.07 Limitation on Suits. Except to enforce (i) its rights to receive the principal of, the Fundamental Change Repurchase Price or the Redemption Price for, interest, if any, on, a Note, or (ii) the failure of the Company to comply with its obligations under Article 10 to convert any Note, no Holder may pursue a remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

(b) the Holders of at least 25% of the aggregate principal amount of then outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c) such Holder or Holders have offered and, if requested, provided, to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;

(d) the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of security or indemnity; and

(e) during such 60-day period, the Holders of a majority of the aggregate principal amount of then outstanding Notes did not deliver to the Trustee a direction inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.

Section 6.08 Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of, the Fundamental Change Repurchase Price or the Redemption Price for, accrued and unpaid interest, if any, on, and any consideration due under Article 10 upon conversion of, its Note, on or after the respective due date, or to bring suit for the enforcement of any such payment and/or delivery on or after the respective due date, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.07 hereof.

Section 6.09 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i), 6.01(a)(ii), 6.01(a)(iii) or 6.01(a)(iv) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, the Fundamental Change Repurchase Price or the Redemption Price for, and interest, if any, on, the Notes, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amount as is sufficient to cover the costs and expenses of collection provided for under Section 7.06 hereof.

Section 6.10 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the

Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it will pay out the money or property in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, the Fundamental Change Repurchase Price or the Redemption Price for, accrued and unpaid interest on, and any cash due upon the conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.11. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to

Section 6.08 hereof or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 7.01(b) hereof;

(ii) the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 12.03 or 12.04 hereof.

(d) Whether herein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c) hereof.

(e) The Trustee will not be liable for interest on any money received by it or risk or expend any of its own funds.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee will be subject to the provisions of this Article 7, and the provisions of this Article 7 will apply to the Trustee, Registrar, Paying Agent and Conversion Agent.

(i) The Trustee will not be deemed to have notice of a Default or an Event of Default unless (i) a Trust Officer of the Trustee has received written notice at its Corporate Trust Office thereof from the Company or any Holder or (ii) a Trust Officer has actual knowledge thereof.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and at the expense of the Company, and will incur no liability of any kind by reason of such inquiry or investigation. Before the Trustee acts or refrains from acting (except in connection with an application for authorization of Notes pursuant to Section 2.05 hereof), it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents, attorneys or custodians and will not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d) So long as the Trustee’s conduct does not constitute willful misconduct or negligence, the Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel of its own selection, and the written advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture will not be construed as a duty unless so specified herein.

(g) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including the Registrar, Paying Agent and Conversion Agent.

(i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) In no event will the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate the conflict within 90 days or resign. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it will not be accountable for the Company’s use of the proceeds from the Notes, and it will not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder notice of the Default within 90 days after such Default first occurs, or, if it is not known to the Trustee at such time, as soon as practicable after it is known to the Trustee; provided, however, that except in the case of a Default that is, or would lead to an Event of Default, described in Section 6.01(a)(i), 6.01(a)(ii), 6.01(a)(iii) or 6.01(a)(iv) hereof, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06 Compensation and Indemnity

(a) The Company will pay to the Trustee, from time to time, such compensation as will be agreed upon, from time to time, in writing for its services. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses will include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The

Company will fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice will not relieve the Company of its obligations hereunder except to the extent such failure is adjudicated by a court of competent jurisdiction to have materially prejudiced the Company. The Company will defend the claim and the Trustee will cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses that are in conflict with the defenses available to the Company, then the Trustee may have separate counsel, and the Company will pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee will extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

(b) To secure the Company’s payment obligations under this Section 7.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay the principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Repurchase Price or Redemption Price on particular Notes.

(c) The Company’s payment obligations pursuant to this Section 7.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture. If the Trustee incurs expenses after the occurrence of a Default specified in Sections 6.01(ix) or 6.01(x) hereof with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.07 Replacement of Trustee.

(a) The Trustee may resign at any time by notifying the Company, in writing, at least 30 days prior to the proposed resignation. The Holders of a majority in aggregate principal amount of then outstanding Notes may remove the Trustee by notifying the Trustee, in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.09 hereof;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company will promptly appoint a successor Trustee.

(c) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will, upon payment of all of its costs and the costs of its agents and counsel, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06 hereof.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act will be the successor Trustee.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee succeeds to the trusts created by this Indenture, any of the Notes have been authenticated, but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and, in case at that time any of the Notes have not been authenticated, any such successor to the Trustee may authenticate such Notes, either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 7.09 Eligibility; Disqualification. The Trustee will have (or, in the case of a corporation included in a bank holding company system, the related bank holding company will have) a combined capital and surplus of at least $100,000,000, as set forth in its (or its related bank holding company’s) most recent published annual report of condition.

Section 7.10 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action will be taken or such omission will be effective. The Trustee will not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date will not be less than three Business Days after the date any Officer actually receives such application, unless any such Officer has consented in writing to any earlier date), unless prior to taking any such action (or the effective date in the case of any omission), the Trustee has received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 8

SATISFACTION AND DISCHARGE

Section 8.01 Discharge of Liability on Notes. When (a)(i) the Company delivers to the Registrar all outstanding Notes (other than Notes replaced pursuant to Section 2.11 hereof) for cancellation or (ii) all outstanding Notes have become due and payable, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash and/or shares of Common Stock and cash (in lieu of fractional shares of Common Stock) (solely to satisfy amounts due and owing as a result of conversions of the Notes), sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.11 hereof), (b) the Company pays all other sums payable by it under this Indenture with respect to the then outstanding Notes and (c) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all of the applicable conditions precedent to the discharge of this Indenture described in this section have been satisfied, then, subject to Section 7.06 hereof, this Indenture will cease to be of further effect with respect to the Notes and the Holders and the Trustee will acknowledge the satisfaction and discharge of this Indenture with respect to the Notes.

Notwithstanding the satisfaction and discharge of this Indenture, (i) any obligation of the Company to any Holder under Article 10 hereof with respect to the conversion of any Note or to the Trustee under Section 7 hereof with respect to compensation or indemnity, and (ii) any obligation of the Trustee with respect to money deposited with the Trustee under this Article 8 and Section 12.02 hereof will survive.

Section 8.02 Repayment to the Company. Subject to any applicable unclaimed property law, the Trustee and the Paying Agent, upon receiving a written request from the Company, will promptly turn over to the Company any cash or securities, including shares of Common Stock, held for payment on the Notes that remains unclaimed two years after the date on which such payment was due. After the Trustee and the Paying Agent return such cash and securities, including shares of the Common Stock, to the Company, the Trustee and the Paying Agent will have no further liability to any Holder with respect to such cash and securities, including shares of Common Stock, and any Holder entitled to the payment of such cash or securities, including shares of Common Stock, under the Notes or this Indenture must look to the Company for payment as a general creditor of the Company.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

(a) to add guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(b) to secure the Notes;

(c) to provide for the assumption of the Company’s obligations under this Indenture and under the Notes by a Reorganization Successor Corporation as described in Article 5 hereof;

(d) to provide for the assumption of the Company’s obligations under this Indenture and under the Notes by a Merger Successor Corporation as described in Section 10.08 or to modify the conversion rights of the Holders in accordance with Section 10.08 hereof upon the occurrence of a Merger Event;

(e) to surrender any right or power conferred upon the Company under this Indenture;

(f) to add to the Company’s covenants for the benefit of the Holders;

(g) to cure any ambiguity or correct any inconsistency or defect in this Indenture or in the Notes that does not adversely affect Holders;

(h) to comply with any requirement of the SEC in connection with any qualification of this Indenture under the TIA;

(i) to evidence the acceptance of appointment by a successor Trustee with respect to this Indenture;

(j) to comply with the rules of any applicable depositary;

(k) to conform the provisions of this Indenture to the “Description of Notes” section of the Preliminary Offering Memorandum, as supplemented by the Pricing Termsheet; or

(l) to make any other change; provided that such change individually, or in the aggregate with all other such changes, does not have, and will not have, an adverse effect on the interest of the Holders.

Section 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, Notes), by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, may amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture or the Notes; provided, however, that, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:

(a) reduce the principal amount of, or change the Maturity Date of, any Note;

(b) reduce the rate of, or extend the stated time for payment of, interest on any Note;

(c) reduce the Fundamental Change Repurchase Price or the Redemption Price of any Note or change the time at which, or the circumstances under which, the Notes may, or will be, redeemed or repurchased;

(d) impair the right of any Holder to institute suit for any payment on any Note, including with respect to any consideration due upon conversion of a Note;

(e) make any Note payable in a currency other than that stated in the Note;

(f) make any change that impairs or adversely affects the conversion rights of any Holder under Article 10 hereof or otherwise reduces the number of shares of Common Stock, amount of cash or any other property receivable by a Holder upon conversion;

(g) change the ranking of the Notes;

(h) reduce any voting requirements included in this Indenture;

(i) make any change to any amendment, modification or waiver provision of this Indenture that requires the consent of each affected Holder; or

(j) reduce the percentage of the aggregate principal amount of then outstanding Notes whose Holders must consent to an amendment of this Indenture or a waiver of a past default.

It will not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it will be sufficient if such consent approves the substance of such proposed amendment.

Section 9.03 Execution of Supplemental Indentures. Upon the request of the Company, the Trustee will sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee under this Indenture. If the supplemental indenture adversely affects the Trustee’s rights, duties, liabilities or immunities under this Indenture, then the Trustee may, but need not, sign such supplemental indenture. In executing any such supplemental indenture, the Trustee will be provided with, and, subject to the provisions of Section 7.01 hereof, will be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized and permitted under this Indenture.

Section 9.04 Notices of Supplemental Indentures. After an amendment or supplement to this Indenture or the Notes pursuant to Sections 9.01 or 9.02 hereof becomes effective, the Company will promptly deliver notice to the Trustee, which notice will briefly describe the substance of such amendment or supplement to this Indenture in reasonable detail and state the effective date of such amendment or supplement. The Company, or the Trustee, at the direction of the Company, will then promptly deliver a copy of such notice to each Holder. The failure to deliver such notice to each Holder, or any defect in such notice, will not impair or affect the validity of such amendment or supplement to this Indenture.

Section 9.05 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9:

(a) this Indenture will be modified in accordance therewith;

(b) such supplemental indenture will form a part of this Indenture for all purposes; and

(c) every Holder of Notes theretofore, or thereafter, authenticated and delivered hereunder will be bound thereby.

Section 9.06 Revocation and Effect of Consents, Waivers and Actions

(a) Revocation. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder, and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder, or subsequent Holder, may revoke the consent as to its Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b) Regular Record Dates. The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required, or permitted, to be taken pursuant to this Indenture. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date. No such consent will be valid or effective for more than 120 days after such record date.

(c) Binding Effect. After an amendment, supplement or waiver becomes effective, it will bind every applicable Holder. Any amendment or supplement will become effective in accordance with the terms of the supplemental indenture relating thereto, which will become effective upon the execution thereof by the Trustee.

Section 9.07 Notation on, or Exchange of, Notes. If any amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation on such Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company, in exchange for the Note, will issue and the Trustee will authenticate a new Note that reflects the changed terms.

ARTICLE 10

CONVERSIONS

Section 10.01 Right To Convert

(a) In General. Subject to, and upon compliance with, the provisions of this Article 10, until the Close of Business on the Business Day immediately preceding the Maturity Date, a Holder may, at its option, convert all of its Notes, or any portion of its Notes having a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof, into a number of shares of Common Stock and an amount of cash in lieu of fractional shares of Common Stock, all as determined in accordance with Section 10.03 hereof. Notes may not be converted after the Close of Business on the Business Day immediately preceding the Maturity Date.

(b) Closed Periods. Notwithstanding anything to the contrary in this Indenture, (i) if the Company calls the Notes for redemption in accordance with Article 11 hereof, a Holder may not convert its Notes after the Close of Business on the Business Day immediately preceding the applicable Redemption Date except to the extent the Company fails to pay the Redemption Price for such Notes in accordance with Section 11.05 hereof, and (ii) if a Holder tenders a Repurchase Notice with respect to its Notes in accordance with Article 3 hereof, such Notes may not be converted except to the extent (A) such Notes are not subject to such Repurchase Notice; (B) such Repurchase Notice is withdrawn in accordance with Article 3 hereof; or (C) the Company fails to pay the Fundamental Change Repurchase for such Notes in accordance with Section 3.08 hereof.

Section 10.02 Conversion Procedures

(a) General. To exercise its conversion right with respect to a beneficial interest in a Global Note, the owner of such beneficial interest must (i) comply with the Applicable Procedures for converting such beneficial interest; (ii) pay any funds equal to interest payable on the next Interest Payment Date that such Holder is required to pay under clause (d) of this Section 10.02; and (iii) pay any taxes or duties that such Holder is required to pay under the proviso to clause (e) of this Section 10.02.

To exercise its conversion right with respect to a Definitive Note, the Holder of such Note must (i) complete and manually sign the conversion notice on the back of the Note, or a facsimile of such conversion notice (such notice, or such facsimile, the “Conversion Notice”); (ii) deliver such signed and completed Conversion Notice and such Note to the Conversion Agent at its office; (iii) furnish any endorsements and transfer documents that the Company, Conversion Agent, Trustee or Transfer Agent may require; (iv) pay any funds equal to interest payable on the next Interest Payment Date that such Holder is required to pay under clause (d) of this Section 10.02; and (v) pay any taxes or duties that such Holder is required to pay under the proviso to clause (e) of this Section 10.02.

The first Business Day on which a Holder satisfies the foregoing requirements with respect to a Note and on which conversion of such Note is not otherwise prohibited under this Indenture will be the “Conversion Date” for such Note.

The conversion of any Note will be deemed to occur at the Close of Business on the Conversion Date for such Note, and any converted Note or portion thereof will cease to be outstanding upon conversion.

(b) Holder of Record. If a Holder surrenders the entire principal amount of a Note for conversion, such Person will no longer be the Holder of such Note as of the Close of Business on the Conversion Date for such Note.

If any shares of Common Stock are issuable upon the conversion of a Note, the Person in whose name such shares of Common Stock will be registered will become the holder of record of such shares of Common Stock at the Close of Business on the Conversion Date for such Note.

(c) Conversions in Part. If a Holder surrenders only a portion of the principal amount of a Definitive Note for conversion, promptly after the Conversion Date for such portion, the Company will, in accordance with Section 2.05 hereof, execute and deliver to the Trustee, and the Trustee will, upon receipt of a Company Order, in accordance with Section 2.05 hereof, authenticate and deliver to such Holder a new Definitive Note in an authorized denomination, having a principal amount equal to the aggregate principal amount of the unconverted portion of the Definitive Note surrendered for conversion and bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Definitive Note must bear under Section 2.10 hereof.

Upon the conversion of any beneficial interest in a Global Note, the Conversion Agent will promptly request that the Trustee make a notation on the “Schedule of Increases and Decreases of Global Note” of such Global Note to reduce the principal amount represented by such Global Note by the principal amount of the converted beneficial interest. If all of the beneficial interests in a Global Note are so converted, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

(d) Reimbursement of Interest upon Conversion. If a Holder converts a Note after the Close of Business on a Regular Record Date, but prior to the Close of Business on the Business Day immediately preceding the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest that will be payable on such Note on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (A) for conversions following the Regular Record Date immediately preceding the Maturity Date; (B) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the Holder converts its Note after the Close of Business on such Regular Record Date and on or prior to the Close of Business on the Business Day immediately preceding such Interest Payment Date; (C) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the Interest Payment Date corresponding to such Regular Record Date and such Holder surrenders such Note for conversion after such Regular Record Date and prior to the Close of Business on the Business Day immediately preceding the corresponding Interest Payment Date; or (D) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(e) Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion; provided, however, that if any tax is due because the converting Holder requested that shares of Common Stock be issued in a name other than its own, such Holder will pay such tax and the Conversion Agent, until having received a sum sufficient to pay such tax, may refuse to deliver any certificates representing the shares of Common Stock being issued in a name other than that of such Holder.

(f) Notices. Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes converted on such Conversion Date and the names of the Holders that converted Notes on such Conversion Date.

Section 10.03 Conversion Obligation.

(a) Conversion Obligation. Except as set forth in Sections 10.07 and 10.08 hereof, if a Holder surrenders all or a portion of a Note for conversion, the Company will deliver to such Holder, on the third Business Day immediately following the Conversion Date for such Note, (i) a number of shares of Common Stock equal to the product of (A)(x) the principal amount of such Note to be converted divided by (y) $1,000 and (B) the Conversion Rate in effect on such Conversion Date, rounded down to the nearest whole number, and (ii) an amount of cash equal to the product of (A) the fraction of a share of Common Stock eliminated by such rounding and (B) the Last Reported Sale Price of the Common Stock on such Conversion Date.

(b) Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one Note on a single Conversion Date, the number of shares of Common Stock that the Company will deliver to the converting Holder, and the amount of cash that the Company will pay to such Holder in lieu of fractional shares of Common Stock, will be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(c) Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on the Note, and the Company’s delivery of the number of shares of Common Stock and the amount of cash, if any, into which a Note is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of such Note and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date; provided, however, that if a Holder converts a Note after a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Note as of the Close of Business on such Regular Record Date

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if both cash and shares of the Common Stock are delivered upon the conversion of a Note, accrued and unpaid interest will be deemed to be paid first out of the amount of cash so delivered.

Section 10.04 Common Stock Issued Upon Conversion.

(a) Prior to issuing of any shares of Common Stock under this Article 10, and from time to time thereafter as may be necessary, the Company will reserve out of its authorized but unissued shares of Common Stock a number of shares of Common Stock sufficient to permit the conversion of the Notes.

(b) Any shares of Common Stock delivered upon the conversion of the Notes will be newly issued shares or treasury shares, duly and validly issued, fully paid, nonassessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder or other Person to whom such shares of Common Stock will be delivered). In addition, the Company will endeavor to comply promptly with all federal and state securities laws regulating the offer and delivery of any shares of Common Stock issuable upon conversion of the Notes; provided that the Company will not be obligated to register the offer and sale of such Common Stock under the Securities Act or any other applicable securities laws. The Company will also use commercially reasonable efforts to cause any shares of Common Stock issuable upon conversion of a Note to be listed on whatever stock exchange(s) the Common Stock is listed on the date the converting Holder becomes a record holder of such Common Stock.

(c) If any shares of the Common Stock issued upon conversion will, upon delivery as part of the conversion obligation, be “restricted securities” (within the meaning of Rule 144 or any successor provision in effect at such time), such shares of Common Stock (i) will be issued in physical, certificated form; (ii) will not be held in book-entry form through the facilities of the Depositary; and (iii) will bear any restrictive legends the Company or the Transfer Agent deem necessary to comply with applicable law.

Section 10.05 Adjustment of Conversion Rate

The Company will adjust the Conversion Rate from time to time as described in this Section 10.05, except that the Company will not make an adjustment to the Conversion Rate if each Holder participates (other than in a share split or share combination), at the same time and upon the same terms as holders of the Common Stock, and solely as a result of holding the Notes, in the relevant transaction described in this Section 10.05 without having to convert its Notes and as if it held number of shares of the Common Stock equal to the product of (i) the Conversion Rate in effect on the applicable record date, Effective Date or expiration date, and (ii) the aggregate principal amount of Notes held by such Holder (express in thousands) on such date, rounded up to the nearest whole number.

(a) Stock Dividends and Share Splits. If the Company exclusively issues to all or substantially all holders of the Common Stock shares of Common Stock as a dividend or distribution on shares of the outstanding Common Stock, or if the Company effects a share split of the Common Stock or a share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the record date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such record date or the Open of Business on such Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such record date or the Open of Business on such Effective Date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

If any dividend or distribution of the type described in this Section 10.05(a) is declared, but not so paid or made, the Conversion Rate will be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(b) Rights, Options and Warrants. If the Company issues to all or substantially all holders of its outstanding Common Stock rights, options or warrants entitling such holders for a period of not more than 60 calendar days after the record date of such issuance to subscribe for, or purchase, shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 – X
OS0 + Y

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the record date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such record date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such record date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the quotient of (i) the aggregate price payable to exercise such rights, options or warrants, over (ii) the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 10.05(b) will be made successively whenever any such rights, options or warrants are issued. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, including because the issued rights, options or warrants were not exercised, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect if the record date for such issuance had not occurred.

For purposes of this Section 10.05(b), in determining whether any rights, options or warrants entitle holders of the Common Stock to subscribe for, or purchase, shares of Common Stock at a price less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for an issuance, and in determining the aggregate offering price of such shares of Common Stock, there will be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) Spin-Offs and Other Distributed Property.

(i) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(A) dividends, distributions, rights, options or warrants for which an adjustment was effected pursuant to Section 10.05(a) hereof or Section 10.05(b) hereof, as applicable;

(B) dividends or distributions paid exclusively in cash for which an adjustment was effected pursuant to Section 10.05(d) hereof; and

(C) Spin-Offs for which the provisions set forth in Section 10.04(c)(ii) hereof will apply,

then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the record date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such record date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company’s Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder will receive, for each $1,000 principal amount of Notes held on the record date for the distribution, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets or property, rights, options or warrants or other securities that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the record date for such distribution.

If such distribution is not so paid or made, or if any rights, options or warrants are not exercised before their expiration date, the Conversion Rate will be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) With respect to an adjustment pursuant to this Section 10.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 – MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the Valuation Period for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Valuation Period for such Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such Capital Stock or similar equity interest were the Common Stock) over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under this Section 10.05(c)(ii) will be given effect immediately after the Close of Business on the last Trading Day of the Valuation Period; provided that if the Conversion Date for a Note occurs after the record date for a Spin-Off, but on or prior to the first Trading Day of the Valuation Period for such Spin-off, the Conversion Date will be postponed until the Business Day immediately following such Trading Day (and the definition of “FMV0” will be modified pursuant to the immediately following proviso); and provided, further, that if the Conversion Date for a Note occurs after the first Trading Day of the Valuation Period for a Spin-Off, but on or before the last Trading Day of such Valuation Period, the reference in the above definition of “FMV0” to “10” will be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-Off to, but excluding, such Conversion Date.

For the purposes of this Section 10.05(c) and subsections (a) and (b) of this Section 10.05, any dividend or distribution to which this Section 10.05(c) applies and which dividend or distribution also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 10.05(a) hereof applies (a “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 10.05(b) hereof applies (a “Clause B Distribution”);

(any such distribution, a “Multi-Clause Distribution”) then (i) the portion of such Multi-Clause Distribution that is not a Clause A Distribution or a Clause B Distribution will be deemed to be a dividend or distribution to which this Section 10.05(c) applies (a “Clause C Distribution”), and any Conversion Rate adjustment required by this Section 10.05(c) with respect to such Clause C Distribution will be made, without considering any shares of Common Stock issuable as part of the portion of such Multi-Clause Distribution that is a Clause A Distribution or a Clause B Distribution, as applicable, (ii) the portion of such Multi-Clause Distribution that is a Clause B

Distribution, if any, will be deemed to be distributed immediately following the Clause C Distribution, and any Conversion Rate adjustment required by Section 10.05(b) hereof with respect to such Clause B Distribution will be made, with any shares of Common Stock issuable as part of the portion of such Multi-Clause Distribution that is a Clause C Distribution deemed to be “outstanding immediately prior to the Open of Business on such record date” for the purposes of making such adjustment and (iii) the portion of such Multi-Clause Distribution that is a Clause A Distribution, if any, will be deemed to be distributed immediately following the Clause B Distribution or Clause C Distribution, as the case may be, and any Conversion Rate adjustment required by Section 10.05(a) hereof with respect to such Clause A Distribution will be made, with any shares of Common Stock issuable as part of the portion of such Multi-Clause Distribution that is either a Clause C Distribution or a Clause B Distribution deemed to be “outstanding immediately prior to the Open of Business on such record date or the Open of Business on such Effective Date” for the purposes of making such adjustment.

(d) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the record date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the record date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder will receive, for each $1,000 principal amount of Notes held on the record date for such cash dividend or distribution, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on such record date. If any such dividend or distribution is declared but not so paid or made, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (as it may be amended), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

If, however, the Conversion Date for a Note occurs on or after the date on which a tender or exchange offer expires, and on or prior to the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Date for such note will be postponed until the first Business Day immediately following such Trading Day (and the reference in the definition of “SP1” to “10” and the references in the definitions of “CR0” and “CR1” to 10th” will be modified pursuant to the immediately following proviso); provided, further, that if the Conversion Date for a Note occurs after the first Trading Day during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date a tender or exchange offer expires, but on or prior to the last Trading Day of such period, the reference in the above definition of “SP1” to “10” and the references in the above definitions of “CR0” and “CR1” to “10th” will be deemed replaced with references to such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, but excluding such Conversion Date.

(f) Successive Adjustments. After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 will cause an adjustment to the Conversion Rate as so adjusted, without duplication.

(g) Adjustments Not Yet Effective. If a Holder converts a Note and, as of the Conversion Date for such Note, any distribution or transaction that requires an adjustment to the Conversion Rate pursuant to Sections 10.05(a) through (e) hereof has occurred but has not yet resulted in an adjustment to the Conversion Rate and the shares of Common Stock that such Holder will receive upon settlement of its converted Note are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then the Company will adjust the number of shares of Common Stock that it delivers to such Holder to reflect the relevant distribution or transaction.

(h) Shareholder Rights Plans. If the Company adopts a rights plan and such rights plan is in effect when a Holder converts a Note, the Company will deliver to such Holder, in addition to each share of Common Stock otherwise issuable to such Holder upon conversion of such Note, any rights that, under the rights plan, would be applicable to a share of Common Stock, unless prior to the Conversion Date for such Note, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 10.05(c)(i) as if, at the time of such separation, the Company had distributed to all holders of the Common Stock shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(i) Other Adjustments. Whenever any provision of this Indenture requires the calculation of the Last Reported Sale Price or a function thereof over a span of multiple days, the Company will make appropriate adjustments to the Last Reported Sale Price or such function thereof to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend date, Effective Date or expiration date of the event occurs at any time during the period when the Last Reported Sale Prices or functions thereof are to be calculated. In addition, if the Ex-Dividend date, Effective Date or expiration date for any event requiring an adjustment to the Conversion Rate occurs before the date on which the Last Reported Sale Price or function thereof is to be calculated, but the event does not give rise to an adjustment to the Conversion Rate until after such date, the Company will make appropriate adjustments to the relevant calculation to account for such event.

(j) Restrictions on Adjustments. Except as a result of a reverse share split, share combination, or readjustment resulting from dividends or distributions having been declared but not paid or made, readjustments resulting from distributed rights, options or warrants not being exercised prior to their expiration or termination and readjustments resulting from distributions or deemed distributions of contingent rights, options or warrants that were redeemed or repurchased without being exercised prior to their expiration or termination, in no event will the Conversion Rate be adjusted downward pursuant to Sections 10.05(a), (b), (c), (d) or (e) hereof.

In addition, notwithstanding anything to the contrary elsewhere in this Indenture, the Conversion Rate will not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause and outstanding as of the date of the Issue Date;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest.

(k) Deferral of Adjustments. The Company may defer any adjustment to the Conversion Rate unless such adjustment would increase or decrease the Conversion Rate by at least 1% of the Conversion Rate in effect at the time the Company would otherwise be required to make such adjustment; provided, however, that if the Company defers an adjustment pursuant to this Section 10.05(k), then the Company must carry forward such adjustment and take it into account in any future adjustment. Notwithstanding the foregoing, (i) upon the Conversion Date for any Note and (ii) on each annual anniversary of the Issue Date, the Company will give effect to all adjustments that it has otherwise been deferred pursuant to this Section 10.05(k), and those adjustments will no longer be carried forward and taken into account in any future adjustment.

(l) Miscellaneous.

(i) Certain Definitions.

(A) For purposes of this Section 10.05, (1) the number of shares outstanding at any time will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock, but, (2) so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, will not include shares of Common Stock held in the treasury of the Company.

(B) For purposes of this Section 10.05, the term “Effective Date” will mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, reflecting the transaction.

(C) For purposes of this Section 10.05, the term “Ex-Dividend Date” will mean the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

(ii) Notices. Upon the public announcement of any event that will require the Company to make an adjustment to the Conversion Rate pursuant to this Section 10.05, the Company will deliver to each Holder a written notice, which notice will include (i) a brief description of such event, (ii) the date on which the Company anticipates that such event will occur, (iii) the date on which the Company anticipates that the adjustment to the Conversion Rate will become effective, and (iv) if any record date, expiration date, Ex-Dividend date or Effective Date is applicable to such event, such record date, expiration date, Ex-Dividend date or Effective Date. Neither the failure to give such notice, nor any defect therein, will affect the legality or validity of such action by the Company.

Whenever the Company adjusts the Conversion Rate pursuant to this Section 10.05, the Company will promptly deliver to each Holder a written notice, which notice will include (i) a brief description of the event requiring adjustment to the Conversion Rate pursuant to this Section 10.05, (ii) the effective date of such adjustment, (iii) the Conversion Rate in effect after such adjustment is made and (iv) a schedule explaining, in reasonable detail, how the Company calculated such adjustment. On the same day the Company delivers such notice to each Holder, the Company will deliver to the Trustee, the Paying Agent and the Conversion Agent an Officers’ Certificate that includes all of the information contained in such notice, which Officers’ Certificate each of the Trustee, the Paying Agent and the Conversion Agent may treat as conclusive evidence that the adjustment specified in such Officers’ Certificate is correct and will be in effect as of the effective date specified in such Officers’ Certificate. The failure to deliver such notice will not affect the legality or validity of any such adjustment.

Section 10.06 Voluntary Adjustments

(a) Best Interest Increases. Subject to the limitations of Section 10.10 hereof, the Company may, from time to time, to the extent permitted by law, increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is in the best interest of the Company, (ii) such increase is in effect for a period of at least 20 Business Days, and (iii) during such period, such increase is irrevocable.

(b) Tax-Related Increases. Subject to the limitations of Section 10.10 hereof, the Company may (but is not required to) increase the Conversion Rate if the Board of Directors determines that such increase is advisable to avoid, or diminish, any income tax imposed on holders of the Common Stock or rights to purchase the Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) or similar event treated as such for U.S. federal income tax purposes.

(c) Notices. Whenever the Board of Directors determines that the Company will increase the Conversion Rate pursuant to this Section 10.06, the Company will mail to each Holder notice of such increase at least 15 Business Days before such increase will take effect, which notice will state the increase to be made and the period during which such increase will be in effect.

Section 10.07 Adjustments Upon Certain Fundamental Changes

(a) General. If (i) a Fundamental Change (determined after giving effect to the paragraph immediately following clause (v) of the definition thereof, but without regard to the exclusion in clause (ii)(B) of the definition thereof) occurs or (ii) the Company calls the Notes for redemption pursuant to Article 11 (either such event, a “Make-Whole Fundamental Change”), and a Holder converts its Notes in connection with such Make-Whole Fundamental Change, the Company will, in the circumstances described in this Section 10.07, increase the Conversion Rate for such Notes by the number of additional shares of Common Stock (the “Additional Shares”) described in this Section 10.07. For purposes of this Section 10.07, a conversion of Notes will be deemed to be “in connection with”:

(i) a Make-Whole Fundamental Change described in clause (i) of the definition of “Make-Whole Fundamental Change” if the Conversion Notice for such Notes is received by the Conversion Agent during the period beginning on, and including, the Make-Whole Fundamental Change Effective Date for such Make-Whole Fundamental Change and ending on, and including, (A) if such Make-Whole Fundamental Change is a Fundamental Change, the later of (x) the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date for such Fundamental Change and (y) the Close of Business on the 35th Business Day immediately following the date the Company delivers notice to each Holder of such Make-Whole Fundamental Change pursuant to this Section 10.07, and (B) if such Make-Whole Fundamental Change is not a Fundamental Change, the Close of Business on the 35th Business Day immediately following the date the Company delivers notice to each Holder of such Make-Whole Fundamental Change pursuant to this Section 10.07; and

(ii) a Make-Whole Fundamental Change described in clause (ii) of the definition of “Make-Whole Fundamental Change” if the Conversion Notice for such Notes is received by the Conversion Agent during the period beginning on, and including, the Make-Whole Fundamental Change Effective Date for such Make-Whole Fundamental Change and ending on the Close of Business on the Business Day immediately preceding the relevant Redemption Date.

No later than 10 Business Days immediately prior to the anticipated effective date of a Make-Whole Fundamental Change described in clause (i) of the definition of Make-Whole Fundamental Change contained in this Section 10.07, the Company will notify the Holders of such anticipated effective date and issue a press release announcing such anticipated effective date; provided, however, that if the Company does not have knowledge of such Make-Whole Fundamental Change or its anticipated effective date at such time, the Company will issue such press release as promptly as practicable following the date on which it becomes aware of such Make-Whole Fundamental Change and its anticipated effective date, but in no event later than the third Business Day immediately following the actual Make-Whole Fundamental Change Effective Date.

(b) Determination of Additional Shares. The number of Additional Shares by which the Conversion Rate will be increased if a Holder converts a Note in connection with a Make-Whole Fundamental Change will be determined by reference to the table below, and will be based on the Make-Whole Fundamental Change Effective Date and the Stock Price for such Make-Whole Fundamental Change. For any Make-Whole Fundamental Change, the “Make-Whole Fundamental Change Effective Date” will mean, (i) if such Make-Whole Fundamental Change is of the type described in clause (i) of the definition of Make-Whole Fundamental Change contained in Section 10.07(a) hereof, the effective date of such Make-Whole Fundamental Change, and (ii) if such Make-Whole Fundamental Change is of the type described in clause (ii) of the definition of Make-Whole Fundamental Change contained in Section 10.07(a) hereof, the applicable Redemption Notice Date.

(c) Adjustment of Stock Prices and Additional Shares. The Stock Prices set forth in the first row (i.e., the column headers) of the table below will be adjusted on each date on which the Conversion Rate must be adjusted pursuant to Section 10.05. The adjusted Stock Prices will equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the share price adjustment, and (ii) the denominator of which is the Conversion Rate in effect immediately after the adjustment. The numbers of Additional Shares set forth in the table below will be adjusted in the same manner, at the same time and for the same events for which the Conversion Rate is adjusted pursuant to Section 10.05 hereof.

(d) Additional Shares Table. The following table sets forth hypothetical Make-Whole Fundamental Change Effective Dates, Stock Prices and the number of Additional Shares by which the Conversion Rate will be increased per $1,000 principal amount of Notes for a Holder that converts a Note in connection with a Make-Whole Fundamental Change having such Make-Whole Fundamental Change Effective Date and Stock Price.

	Stock Price
Effective Date	$11.24	$12.50	$14.33	$16.00	$20.06	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00
November 3, 2010	19.189	15.822	12.633	10.676	7.654	5.444	3.970	2.926	2.155	1.573	1.128
November 1, 2011	19.189	13.985	10.864	9.078	6.484	4.639	3.409	2.534	1.883	1.387	1.002
November 1, 2012	19.189	11.867	8.778	7.191	5.100	3.668	2.713	2.032	1.522	1.130	0.822
November 1, 2013	19.189	9.948	6.591	5.151	3.596	2.603	1.940	1.466	1.110	0.835	0.616
November 1, 2014	19.189	8.590	4.194	2.826	1.913	1.397	1.049	0.801	0.614	0.470	0.354
November 1, 2015	19.189	10.221	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

(e) Use of Additional Shares Table. If the Stock Price and/or Make-Whole Fundamental Change Effective Date for a Make-Whole Fundamental Change are not set forth in the table above, then:

(i) if the Stock Price is between two Stock Prices in the table or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased for a Holder that converts a Note in connection with such Make-Whole Fundamental Change will be determined by a straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices listed in the table and the earlier and later Make-Whole Fundamental Change Effective Dates listed in the table, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $50.00, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table, no Additional Shares will be added to the Conversion Rate; and

(iii) if the Stock Price is less than $11.24 per share, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table, no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased as a result of this Section 10.07 to exceed 88.9680 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner, at the same time and for the same events for which the Conversion Rate must be adjusted as set forth in Section 10.05 hereof.

(f) Settlement or Conversion. Except as provided in Section 10.08 hereof, if a Holder converts a Note in connection with a Make-Whole Fundamental Change, the Company will settle such conversion by delivering a number of shares of Common Stock and an amount of cash in lieu of fractional shares of Common Stock in accordance with Section 10.03 hereof; provided, however, that notwithstanding anything to the contrary in Section 10.03 hereof, if a Holder converts a Note in connection with a Make-Whole Fundamental Change described in clause (ii) of the definition of Fundamental Change in which the holders of the Common Stock receive only cash in consideration for their shares of Common Stock, the Company will settle such conversion by delivering to such Holder, on the third Business Day immediately following the Conversion Date for such Note, an amount of cash, for each $1,000 principal amount of such Note converted, equal to the product of (i) the Conversion Rate on the Conversion Date applicable to such Note (including any Additional Shares added to such Conversion Rate pursuant to this Section 10.07) and (ii) the Stock Price for such Make-Whole Fundamental Change.

Section 10.08 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) General. If any of the following events occur:

(1) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or change only in par value or from par value to no par value or no par value to par value);

(2) any consolidation, merger or combination involving the Company;

(3) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(4) any statutory share exchange;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, other securities, other property or assets (including cash or any combination thereof) (each such event, a “Merger Event,” and, for any Merger Event, the “Reference Property” for such Merger Event), then, at the effective date of such Merger Event, the Company and the resulting, surviving or transferee Person (if other than the Company) of such Merger Event (the “Merger Successor Corporation”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 9.03 hereof, which supplemental indenture will (i) comply with the TIA as in force on the date such supplemental indenture is executed (if this Indenture is then qualified under the TIA and such supplemental indenture is required by law to so comply) and (ii) provide that the right to convert each $1,000 principal amount of Notes into shares of Common Stock and cash in lieu of fractional shares of Common Stock will be changed into the right to convert each $1,000 principal amount of Notes into a number of Units of Reference Property initially equal to the Conversion Rate in effect on the effective date of the Merger Event and an amount of cash in lieu of any fractional Unit of Reference Property equal to the product of (A) such fractional Unit of Reference Property and (B) the Last Reported Sale Price of a Unit of Reference Property on the applicable Conversion Date. In addition:

(A) each reference to the “Last Reported Sale Price of the Common Stock” will be deemed to be replaced by a reference to the “Last Reported Sale Price of a Unit of Reference Property”;

(B) if a Unit of Reference Property does not consist solely of one type of common stock that is listed on a U.S. national or regional securities exchange, the adjustments to the Conversion Rate provided in Section 10.05 hereof will be modified by the Board of Directors to provide the Holders with adjustments that have an economic effect on the Holders as nearly equivalent as practicable to the economic effect the adjustments provided by Section 10.05 hereof would have had on the Holders but for such Merger Event.

If the Reference Property for a Merger Event includes shares of stock or other securities or assets of a Person other than the Merger Successor Corporation for such Merger Event, then such other company will also execute such supplemental indenture and such supplemental indenture will contain whatever additional provisions the Board of Directors considers to be reasonably necessary to protect the Holders and to calculate the value of a Unit of Reference Property.

(b) Notices.

(i) As soon as practicable upon learning the anticipated or actual effective date of any Merger Event, the Company will deliver written notice of such Merger Event to each Holder and the Trustee. Such Notice will include:

(A) a brief description of such Merger Event;

(B) the Conversion Rate in effect on the date the Company delivers such notice;

(C) the anticipated effective date for the Merger Event;

(D) that, on and after the effective date for the Merger Event, the Notes will be convertible into Units of Reference Property and cash in lieu of fractional Units of Reference Property; and

(E) the composition of a Unit of Reference Property for such Merger Event.

(ii) As promptly as practicable after executing a supplemental indenture in accordance with Section 10.08(a) hereof, the Company will:

(A) file with the Trustee an Officers’ Certificate briefly describing the reasons therefor, the composition of a Unit of Reference Property for such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent under this Indenture to such Merger Event have been complied with; and

(B) cause to be mailed to each Holder, at the address of such Holder as it appears in the register of the Notes maintained by the Registrar, a notice of the execution of such supplemental indenture and the composition of a Unit of Reference Property for such Merger Event; provided, that the failure to deliver such notice to any Holder will not affect the validity or legality of such supplemental indenture.

(c) Successive Merger Events. If more than one Merger Event occurs, this Section 10.08 will apply successively to each Merger Event.

(d) Compliance Covenant. The Company will not become a party to any Merger Event unless its terms are consistent with this Section 10.08.

Section 10.09 No Responsibility of Trustee. The Trustee and the Conversion Agent will not have any duty or responsibility to any Holder to determine whether any facts exist that require an adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. Neither the Trustee nor the Conversion Agent will be responsible for any failure of the Company to deliver the number of shares of Common Stock and any amount of cash in lieu of fractional shares of the Common Stock due upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor the Conversion Agent will be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.08 hereof, including with respect to the calculation of the amount of cash and the number of Units of Reference Property, if any, receivable by Holders upon the conversion of their Notes after any Merger Event, and each, subject to the provisions of Article 6, may accept as conclusive evidence of the correctness of any such provisions, and will be protected in relying upon, the Officers’ Certificate (which the Company will be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 10.10 NASDAQ Compliance. The Company will not increase the Conversion Rate pursuant to Section 10.06 or engage in any transaction which would result in an increase to the Conversion Rate pursuant to Section 10.05 or Section 10.07 without complying with the shareholder approval rules of The NASDAQ Global Market.

ARTICLE 11

REDEMPTION AT THE OPTION OF THE COMPANY

Section 11.01 No Sinking Fund. No sinking fund is provided for the Notes.

Section 11.02 Right To Redeem the Notes.

(a) General. Prior to November 1, 2013, the Company may not redeem the Notes. On or after November 1, 2013, and prior to the Maturity Date, the Company may redeem all, but not less than all, of the Notes on the Redemption Date for an amount of cash equal to the Redemption Price for such Redemption Date if the Last Reported Sale Price of the Common Stock equals or exceeds 140% of the Conversion Price in effect on each of at least 20 Trading Days during the 30 consecutive Trading Day period ending on the Trading Day immediately preceding the date on which the Company delivers the Redemption Notice for such redemption pursuant to Section 11.02 hereof.

(b) The “Redemption Price” means, for any Notes to be redeemed on a Redemption Date, a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such Redemption Date; provided, however, that if a Redemption Date occurs after a Regular Record Date, but on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Redemption Price for any Notes to be redeemed will equal 100% of the principal amount of such Notes and accrued and unpaid interest, if any, on such Notes will be payable to the Holder of such Notes at the Close of Business on such Regular Record Date.

(c) The “Redemption Date” means, for any redemption, the date specified as such on the Redemption Notice for such redemption, which date must be a Business Day and must be not less than 30 calendar days, nor more than 45 calendar days, immediately following the date on which the Company delivers such Redemption Notice.

Section 11.03 Redemption Notice. At least 30 calendar days but not more than 45 calendar days prior to any Redemption Date, the Company will deliver to each Holder (and to any beneficial owner of a Global Note, as required by applicable law) a written notice of redemption (the “Redemption Notice,” and the date of such mailing, the “Redemption Notice Date”) and, substantially contemporaneously therewith, the Company will issue a press release announcing such redemption.

For any redemption, the Redemption Notice corresponding to such redemption will specify:

(i) briefly, a description of the Company’s redemption right under this Indenture;

(ii) the Redemption Price for such Redemption Date (for each $1,000 principal amount of Notes);

(iii) the Redemption Date for such redemption;

(iv) the name and address of the Paying Agent and of the Conversion Agent;

(v) that Notes called for redemption may be converted at any time before the Close of Business on the Business Day immediately preceding the Redemption Date;

(vi) the Conversion Rate in effect on the Redemption Notice Date for such redemption and the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Redemption Notice Date;

(vii) any Additional Shares by which the Conversion Rate will be increased pursuant to Section 10.07 hereof for a Holder that converts a Note “in connection with” the Company’s election to redeem the Notes;

(viii) that Notes must be surrendered to the Paying Agent on or before the Redemption Date to collect the Redemption Price;

(ix) that, unless the Company defaults in paying the Redemption Price on the Redemption Date, interest, if any, on a Note will cease to accrue on and after the Redemption Date; and

(x) the CUSIP and ISIN number(s) of the Notes.

On any Redemption Notice Date, the Company will also furnish to the Trustee an Officers’ Certificate, which Officers’ Certificate will set forth the aggregate principal amount of Notes then outstanding and include a copy of the Redemption Notice delivered by the Company on such Redemption Notice Date.

Section 11.04 Effect of Redemption Notice. After the Company has delivered a Redemption Notice, each Holder will have the right to receive payment of the Redemption Price for its Notes on the Redemption Date (i) if the Notes are Definitive Notes, by delivering its Notes to the Paying Agent on or before the Close of Business on such Redemption Date, and (ii) if the Notes are Global Notes, by complying with the Applicable Procedures relating to the redemption and delivering the beneficial interests to be redeemed to the Paying Agent on or before the Close of Business on such Redemption Date; provided, however, that, until the Close of Business on the Business Day immediately preceding such Redemption Date, Holders may convert their Notes, regardless of whether they have been delivered to the Paying Agent for redemption, by complying with the requirements for conversion set forth in Article 10.

Section 11.05 Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company will deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, will segregate and hold in trust as provided in Section 2.07 hereof) an amount of immediately available funds sufficient to pay the Redemption Price of all of the then outstanding Notes.

Section 11.06 Effect of Deposit. If, as of 10:00 a.m., New York City time, on any Redemption Date, the Company, in accordance with Section 11.05 hereof, has deposited with the Paying Agent money sufficient to pay the Redemption Price for every Note validly delivered in accordance with Section 11.04 hereof (and not converted before such Redemption Date), then, at the Close of Business on such Redemption Date:

(i) every Note outstanding immediately prior to the Close of Business on such Redemption Date will cease to be outstanding and interest, if any, on such Notes will cease to accrue (regardless of whether such Notes were delivered to the Paying Agent or book-entry transfer has been made, as applicable); and

(ii) all other rights of the Holders of such Notes with respect to such Notes (other than the right to receive payment of the Redemption Price or, in the case of Notes surrendered for conversion in accordance with Article 10 hereof, the right to receive the number of shares of Common Stock and the amount of cash in lieu of fractional share of Common Stock due upon conversion of such Notes) will terminate.

Section 11.07 Covenant Not to Redeem Notes Upon Certain Events of Default

(a) General. Notwithstanding anything to the contrary in this Article 11, the Company will not redeem any Notes under this Article 11 if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on, or prior to, the Redemption Date (except in the case of an acceleration resulting from a default by the Company that would be cured by the Company’s payment of the Redemption Price for such Notes).

(b) Return of Notes. If a Holder delivers a Note for redemption pursuant to Section 11.04 and, on the Redemption Date, pursuant to this Section 11.07, the Company is not permitted to redeem such Note, the Paying Agent will (i) if such Note is a Definitive Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the

Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

Section 11.08 Repayment to the Company. Subject to any applicable property laws, if, six months after the Redemption Date, any cash held by the Paying Agent remains unclaimed, the Paying Agent will promptly return such cash to the Company; provided, however, that, to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.05 exceeds the aggregate Redemption Price of every Note outstanding, then as soon as practicable following the Redemption Date, the Trustee will return such excess to the Company.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision will control.

Section 12.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication will be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission or other similar means of unsecured electronic methods to the following:

if to the Company:

Green Plains Renewable Energy, Inc.

9420 Underwood Avenue, Suite 100

Omaha, Nebraska 68114

Facsimile: (402) 884-8776

Attn: Chief Financial Officer

if to the Trustee, Registrar, Paying Agent or Conversion Agent:

Wilmington Trust FSB

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Facsimile: (612) 217-5651

Attn: Green Plains Renewable Energy Administrator

The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder will be mailed to the Holder, by first class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and will be deemed given on the date of such mailing.

Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it will, at the same time, mail a copy to the Trustee and each of the Registrar, Paying Agent and Conversion Agent.

If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and cause the Trustee, at the Company’s expense, to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders. In such a case, the Company will also cause the Trustee to mail a copy of the notice to each of the Registrar, Paying Agent and Conversion Agent at the same time it mails the notice to the Holders.

Section 12.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture other than the authentication of the initial Global Note on the Issue Date, the Company will furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the judgment or opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the judgment or opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions and subject to reasonable assumptions and exclusions) have been complied with.

Section 12.04 Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officers’ Certificate required to be delivered pursuant to Section 4.05 hereof) provided for in this Indenture will include:

(a) a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements, judgments or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c) a statement that, in the judgment or opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed judgment or opinion to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the judgment or opinion of such Person, such covenant or condition has been complied with.

Section 12.05 Separability Clause. In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.06 Rules by Trustee. The Trustee may make reasonable rules for action by, or a meeting of, Holders.

Section 12.07 Governing Law and Waiver of Jury Trial. THE INDENTURE AND EACH NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.08 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company will not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder will waive and release all such liability. The waiver and release will be part of the consideration for the issuance of the Notes.

Section 12.09 Calculations. Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under the Notes and this Indenture. These calculations include, but are not limited to, determinations of the Last Reported Sale Price of the Common Stock or any other security, accrued interest payable on the Notes and the Conversion Rate in effect on any Conversion Date.

The Company will make all calculations in good faith and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. If any Holder requests from the Trustee a copy of such schedule, the Trustee will promptly forward a copy of such schedule to such Holder.

All calculations will be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be, with 5/100,000ths rounded upward.

Section 12.10 Successors. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes will bind their respective successors.

Section 12.11 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this

Indenture and of signature pages by facsimile or PDF transmission will constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF will be deemed to be their original signatures for all purposes.

Section 12.12 Table of Contents; Headings. The table of contents and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof, and will not modify or restrict any of the terms or provisions hereof.

Section 12.13 Force Majeure. The Trustee, Registrar, Paying Agent and Conversion Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Person (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 12.14 Submission to Jurisdiction. The Company: (a) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (b) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding.

Section 12.15 Legal Holidays. If the Maturity Date or any Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date or Conversion Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no interest will accrue for the period from and after such date.

Section 12.16 No Security Interest Created. Except as provided in Section 7.06 hereof, nothing in this Indenture or in the Notes, expressed or implied, will be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.17 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, Conversion Agent, Registrar, and their successors hereunder, and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.18 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signature Page Follows]

IN WITNESS WHEREOF, Green Plains Renewable Energy, Inc. has caused this Indenture to be duly executed as a deed the day and year first before written.

GREEN PLAINS RENEWABLE ENERGY, INC., as Issuer

By:	/s/ Todd A. Becker

Name:	Todd A. Becker
Title:	President and CEO

Signature Page – Green Plains Renewable Energy, Inc. 5.75% Convertible Senior Notes Indenture

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the day and year first before written.

WILMINGTON TRUST FSB, as Trustee, Paying Agent, Registrar and Conversion Agent

By:	/s/ Jane Schweiger

Name:	Jane Schweiger
Title:	Vice President

Signature Page – Green Plains Renewable Energy, Inc. 5.75% Convertible Senior Notes Indenture

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT IS NOT AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY BUT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Notes Legend”):]

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE COMPANY’S 5.75% CONVERTIBLE SENIOR NOTES DUE 2015; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE FOR THE NOTES.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No.: [            ]

CUSIP: 393222 AA2*

ISIN: US393222 AA25

Principal Amount $[            ]

[as revised by the Schedule of Increases

and Decreases of Global Note attached hereto]1

Green Plains Renewable Energy, Inc.

5.75% Convertible Senior Notes due 2015

Green Plains Renewable Energy, Inc., an Iowa corporation, promises to pay to [            ],2 or registered assigns, the principal amount of $[            ] on November 1, 2015.

Interest Payment Dates: May 1 and November 1 of each year, beginning May 1, 2011.

Regular Record Dates: April 15 and October 15 of each year, beginning April 15, 2011.

Additional provisions of this Note are set forth on the other side of this Note.

*	Upon the consummation of an automatic exchange, this CUSIP number will be deemed removed and replaced with the CUSIP number 393222 AB0.

[1]	Include for Global Notes only.
[2]	Insert Cede & Co. for Global Notes.

GREEN PLAINS RENEWABLE ENERGY, INC.

By:

Name:
Title:
Dated:

Signature Page – Green Plains Renewable Energy, Inc. 5.75% Convertible Senior Note

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST FSB, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By:
Name:
Title:
Dated:

Signature Page – Green Plains Renewable Energy, Inc. 5.75% Convertible Senior Note

[FORM OF REVERSE OF NOTE]

GREEN PLAINS RENEWABLE ENERGY, INC.

5.75% Convertible Senior Notes due 2015

This Note is one of a duly authorized issue of notes of Green Plains Renewable Energy, Inc. (the “Company”), designated as its 5.75% Convertible Senior Notes due 2015 (the “Notes”), all issued or to be issued under and pursuant to an indenture dated as of the Issue Date (the “Indenture”), between the Company and Wilmington Trust FSB (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Indenture, and the terms of the Notes include those stated in the Indenture and those incorporated into the Indenture.

1.	Interest.

This Note will bear interest at a rate equal to 5.75% per annum. Interest on this Note will accrue from the most recent date to which interest has been paid or provided for, or, if no interest has been paid or provided for, the Issue Date. Interest will be payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2011. Each payment of cash interest on this Note will include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the Issue Date) through the day before the applicable Interest Payment Date.

Pursuant to Section 4.04 of the Indenture, in certain circumstances, the Company will pay Additional Interest on this Note.

Pursuant to Section 6.04 of the Indenture, in certain circumstances, the Company will pay an Extension Fee on this Note.

Pursuant to Section 2.04 of the Indenture, in certain circumstances, the Company will pay Default Interest on Defaulted Amounts with respect to this Note.

2.	Method of Payment.

The Company will promptly make all payments on this Note on the dates and in the manner provided herein and in the Indenture. Payments on Notes represented by a Global Note (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by Depositary. The Company will pay principal of, and any Fundamental Change Repurchase Price or Redemption Price for, Definitive Notes at the office or agency designated by the Company for such purpose. Interest on Definitive Notes will be made by check or by wire transfer, as described in Sections 2.04, except that any payment of Interest due on the Maturity Date will be made at the office or agency designated by the Company for such purpose. All payments on this Note will be made in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.	Paying Agent, Conversion Agent and Registrar.

Initially, Wilmington Trust FSB will act as the Trustee, Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar; provided, that the Company will maintain at least one Paying Agent, Conversion Agent and Registrar in the continental United States. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.	Repurchase By the Company at the Option of the Holder upon a Fundamental Change.

At the option of the Holder, and subject to the terms and conditions of the Indenture, upon the occurrence of a Fundamental Change, each Holder will have the right, at its option, to require the Company to repurchase for cash all of its Notes, or any portion of its Notes having a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof, at a Fundamental Change Repurchase Price equal to 100% of the principal amount of Notes to be purchased plus accrued and unpaid interest, if any, to but excluding, the Fundamental Change Repurchase Date, unless the Fundamental Change Repurchase Date occurs after a Regular Record Date and before the Interest Payment Date corresponding to such Regular Record Date, in which case accrued and unpaid interest, if any, on the Notes will be paid to the Holders of such Notes as of the Close of Business on such Regular Record Date. To exercise its purchase right, a Holder must comply with the procedures set forth in Article 3 of the Indenture.

5.	Redemption at the Option of the Company.

Prior to November 1, 2013, the Company may not redeem the Notes. Subject to the terms of the Indenture, on or after November 1, 2013, and prior to the Maturity Date, the Company may redeem all, but not less than all, of the Notes if the Last Reported Sale Price of the Common Stock equals or exceeds 140% of the Conversion Price in effect on each of at least 20 Trading Days during the 30 consecutive Trading Day period ending on the Trading Day immediately prior to the date the Company delivers the Redemption Notice for such redemption. Any Redemption Date must be at least 30, but not more than 45, calendar days after the date on which the Company delivers the applicable Redemption Notice. The Redemption Price that the Company will pay for any Notes that it redeems will equal to 100% of the principal amount of Notes to be purchased plus accrued and unpaid interest, if any, to but excluding, the Redemption Date, unless the Redemption Date occurs after a Regular Record Date and before the Interest Payment Date corresponding to such Regular Record Date, in which case accrued and unpaid interest, if any, on the Notes will be paid to the Holders of such Notes as of the Close of Business on such Regular Record Date

6.	Conversion.

Subject to, or upon, compliance with the provisions set forth in the Indenture, a Holder of this Note has the right, at such Holder’s option, to convert the principal amount hereof or any portion of such principal amount that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, into (i) a number of shares of Common Stock equal to the product of (A) the Conversion Rate in effect on the applicable Conversion Date and (B) the principal amount of Notes converted divided by $1,000, rounded down to the nearest whole number, and (ii) an amount of cash equal to the product of (A) the fraction of a share of Common Stock eliminated by such rounding and (B) the Last Reported Sale Price of the Common Stock on such Conversion Date.

7.	Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased), after the Company has delivered a Notice of Redemption (except to the extent that Notes are converted or repurchased in part or the Company fails to pay the Redemption Price in accordance with Article 11 of the Indenture) or in respect of which a Conversion Notice has been given (except, in the case of a Note to be converted in part, the portion of the Note not to be converted).

8.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Indenture permits the Indenture and the Notes to be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes. In certain circumstances, the Company and the Trustee may also amend or supplement the Indenture or the Notes without the consent of any Holder. Subject to certain exceptions, the Indenture permits the waiver of certain Events of Default or the noncompliance with certain provisions of the Indenture and of the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes.

9.	Defaults and Remedies.

Subject to the following paragraph, if an Event of Default specified in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately by delivering notice to the Company. In addition, certain specified Events of Default will cause the Notes to become immediately due and payable without the Holders taking any action.

If the Company so elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with the reporting obligations under Section 4.03 of the Indenture will, for the 60 days after the occurrence of such Event of Default, consist exclusively of the right to receive an Extension Fee on the principal amount of the Notes.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority of the principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. Subject to certain exceptions, the Trustee may withhold from Holders notice of any continuing Event of Default or Default if it determines that withholding notice is in their interest.

10.	Persons Deemed Owners.

The Holder of this Note will be treated as the owner of this Note for all purposes.

11.	Unclaimed Money or Notes.

The Trustee and the Paying Agent will return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

12.	Trustee Dealings with the Company.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

13.	Calculations in Respect of Notes.

Except as otherwise provided in the Indenture, the Company will be responsible for making all calculations called for under the Notes and the Indenture. These calculations include, but are not limited to, determinations of the Last Reported Sale Price of the Common Stock or any other security, accrued interest payable on the Notes and the Conversion Rate in effect on any Conversion Date.

The Company will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on all Holders.

14.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.	Authentication.

This Note will not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Note.

16.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17.	GOVERNING LAW.

THE INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in any notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Green Plains Renewable Energy, Inc.

9420 Underwood Avenue, Suite 100

Omaha, Nebraska 68114

Attn: Chief Financial Officer

CONVERSION NOTICE

GREEN PLAINS RENEWABLE ENERGY INC.

5.75% CONVERTIBLE SENIOR NOTES DUE 2015

To convert this Note, check the box ☐

To convert the entire principal amount of this Note, check the box ☐

To convert only a portion of the principal amount of this Note, check the box ☐ and here specify the principal amount to be converted, which principal amount must equal $1,000 or an integral multiple of $1,000 in excess thereof:

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

FUNDAMENTAL CHANGE REPURCHASE NOTICE

Wilmington Trust FSB

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Green Plains Renewable Energy Administrator

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Green Plains Renewable Energy, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is equal to $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not occur during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

Principal amount to be repaid (if less than all): $            ,000

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

[Include for Global Note]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

Initial Principal Amount of Global Note: [            ]

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar or Note Custodian

EXHIBIT B

FORM OF TRANSFER CERTIFICATE

GREEN PLAINS RENEWABLE ENERGY, INC.

5.75% CONVERTIBLE SENIOR NOTES DUE 2015

Transfer Certificate

In connection with any transfer of any of this Note, the undersigned registered owner of this Note hereby certifies with respect to $             principal amount of the above-captioned Notes presented or surrendered on the date hereof (the “Surrendered Note”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “Transfer”), that such Transfer complies with the restrictive legend set forth on the face of the Surrendered Note for the reason checked below:

☐ The Transfer of the Surrendered Note is being made to the Company or a Subsidiary thereof; or

☐ The Transfer of the Surrendered Note complies with Rule 144A under the Securities Act; or

☐ The Transfer of the Surrendered Note is being made pursuant to an effective registration statement under the Securities Act; or

☐ The Transfer of the Surrendered Note is being made pursuant to another available exemption from the registration requirement of the Securities Act.

Date:

By:

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

B-1

EXHIBIT C

[FORM OF RESTRICTED STOCK LEGEND]

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY (AND ANY BENEFICIAL INTEREST HEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE COMPANY’S 5.75% CONVERTIBLE SENIOR NOTES DUE 2015; AND (B) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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